EXHIBIT 2.1
EXECUTION VERSION
Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.
AGREEMENT AND PLAN OF MERGER
among
GSI COMMERCE, INC.
(a Delaware corporation),
GATOR ACQUISITION CORP.,
(a Delaware corporation),
GATOR ACQUISITION LLC,
(a Delaware limited liability company),
FANATICS, INC.
(a Delaware corporation),
THE STOCKHOLDERS OF GATOR
NAMED HEREIN,
SOLELY FOR THE PURPOSE OF SECTION 7.10,
THE NON-COMPETE PARTIES NAMED HEREIN,
and
THE STOCKHOLDERS’ REPRESENTATIVE
Dated February 9, 2011

i.

(continued)

ii.

(continued)

iii.

(continued)
The following schedules and exhibits to this Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI Commerce, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit:
•	Exhibit A: Form of Certificate of Merger
•	Exhibit B: Form of Stock Transfer Restriction and Registration Agreement
•	Exhibit C: Form of Release
•	Exhibit D: Form of Certificate of Incorporation of Surviving Corporation
•	Exhibit E: Form of Bylaws of Surviving Corporation
•	Exhibit F: Form of Escrow Agreement
•	Schedule 2.4: Estimated Allocation of Merger Consideration Payable to each Stockholder
•	Schedule 2.7: Allocation of Escrow Shares and Escrow Funds
•	Schedule 7.1: Exceptions to Ordinary Course Conduct Covenant

iv.

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of February 9, 2011, by and among GSI Commerce, Inc., a Delaware corporation (“Buyer”), Gator Acquisition Corp., a Delaware corporation (“Merger Sub”), Gator Acquisition LLC, a Delaware limited liability company (“Merger Sub II” and together with Merger Sub, “Merger Subs”), Fanatics, Inc., a Delaware corporation (the “Company”), those persons listed on Annex I hereto (individually, each a “Stockholder” and collectively, the “Stockholders”), solely for the purpose of Section 7.10, those persons listed on Annex II hereto (individually, each a “Non-Compete Party” and collectively, the “Non-Compete Parties”), and Insight Venture Partners, LLC, solely in its capacity as the Stockholders’ Representative (the “Stockholders’ Representative” and, together with the Company, Buyer, Merger Subs and the Stockholders, each a “Party” and collectively, the “Parties”).
BACKGROUND
A. Merger Sub has been incorporated and Merger Sub II has been formed solely for the purpose of completing the transactions set forth herein, and each is a wholly-owned subsidiary of Buyer.
B. The respective Boards of Directors of the Company and Merger Sub have deemed it advisable and in the best interests of the Company, Merger Sub and their respective stockholders that Merger Sub merge with and into the Company, with the Company being the surviving corporation (the “Merger”), pursuant to this Agreement, a Certificate of Merger in the form set forth as Exhibit A hereto (the “Certificate of Merger”) and the applicable provisions of the laws of the State of Delaware and promptly following the Merger, the Company will merge with and into Merger Sub II in the Second Merger (as defined below), with Merger Sub II being the surviving company.
C. For federal income tax purposes, the parties intend that the Mergers (as defined below), taken together in the manner described in Revenue Ruling 2001-46, will qualify as a reorganization described in Section 368(a) of the Code (as defined below). Furthermore, the Boards of Directors of the Company and Merger Subs have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.
D. As an inducement to Buyer to enter into this Agreement, and in consideration of the Merger Consideration received on the Closing Date by the Individual Stockholders, the Non-Compete Parties, each of whom is a direct or indirect owner or beneficiary of one or more of the Individual Stockholders, desire to agree to the restrictive covenants set forth in Section 7.10.
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1 Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.
“2011 Audited Financial Statements” is defined in Section 7.5.

“401(k) Plan” is defined in Section 7.7(d).
“Action” is defined in Section 4.18.
“Agent” is defined in Section 7.9.
“Aggregate Class B Common Stock Merger Consideration” means the product of (x) the Per Share Merger Consideration multiplied by (y) the number of issued and outstanding shares of Class B Common Stock as of the Effective Time.
“Aggregate Class B Common Stock Merger Consideration (Buyer Stock)” means the product of (x) 0.34828065 multiplied by (y) the Aggregate Class B Common Stock Merger Consideration.
“Aggregate Class B Common Stock Merger Consideration (Cash)” means the product of (x) 0.65171935 multiplied by (y) the Aggregate Class B Common Stock Merger Consideration.
“Aggregate Option Exercise Price” means the aggregate Option Exercise Price of all Vested Common Options.
“Aggregate Preferred Stock Merger Consideration” means the product of (x) the Per Share Merger Consideration multiplied by (y) the number of issued and outstanding shares of Preferred Stock as of the Effective Time.
“Aggregate Preferred Stock Merger Consideration (Buyer Stock)” means the product of (x) 0.50 multiplied by (y) the Aggregate Preferred Stock Merger Consideration.
“Aggregate Preferred Stock Merger Consideration (Cash)” means the product of (x) 0.50 multiplied by (y) the Aggregate Preferred Stock Merger Consideration.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.
“Agreement” is defined in the Preamble.
“Audited Financial Statements” is defined in Section 4.6(a).
“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or pursuant to any Law.
“Balance Sheet” is defined in Section 4.6(a).
“Balance Sheet Date” is defined in Section 4.6(a).
“BOA Revolving Loan” shall mean the loan evidenced by that certain Amended and Restated Loan Agreement, dated December 29, 2008, as amended on July 15, 2009, and as further amended on May 14, 2010, by and between the Company and Bank of America, N.A, and all guarantees or other credit support, security agreements and indemnification agreements made under or with respect thereto by the Company or its Subsidiaries.
“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Buyer” is defined in the Preamble.
“Buyer Disclosure Schedule” is defined in the preamble to Article VI.
“Buyer Health Plan” is defined in Section 7.7(a).
“Buyer Plans” is defined in Section 7.7(a).
“Buyer Indemnitees” is defined in Section 11.2(a).
“Buyer Material Adverse Effect” means any change, effect, event, condition or circumstance that, individually or in the aggregate, has a material adverse effect on (i) the business, financial condition, assets, liabilities, operations or results of operations of Buyer and its Subsidiaries taken as a whole or (ii) the ability of Buyer to consummate the Mergers and the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, in each case other than (1) any such change, effect, event, condition or circumstance resulting from or arising in connection with (A) general industry-wide conditions which do not disproportionately affect Buyer and its Subsidiaries in any material respects (relative to other industry participants), (B) conditions generally affecting the economy, or financial or capital markets, in the United States which do not disproportionately affect Buyer and its Subsidiaries in any material respects (relative to other industry participants), (C) acts of war, sabotage or terrorism or any military action, or threats thereof, or any escalation or worsening of any such acts of war, sabotage, terrorism or military actions threatened or underway as of the date of this Agreement, in each case, which do not disproportionately affect Buyer and its Subsidiaries in any material respects (relative to other industry participants), (D) the announcement or pendency of the transactions contemplated by this Agreement, (E) changes in Law, (F) any change in GAAP, or (G) the actual or anticipated expiration, suspension, extension, modification, amendment, supplement, moratorium or termination of the collective bargaining agreement between the National Football League Management Council and the National Football League Players Association, any strike, lock-out, work stoppage or other labor dispute or activity, or the threat or announcement thereof, relating to the National Football League or any of its Affiliates or any other cancellation of regular season or post-season football games of the National Football League or (2) any decline in the stock price of Buyer Stock on the NASDAQ — Global Select Market or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline or failure may, to the extent applicable, be considered in determining whether there is a Buyer Material Adverse Effect).
“Buyer SEC Documents” is defined in Section 6.9(a).
“Buyer Stock” means the common stock, par value $0.01 per share, of Buyer.
“Buyer Stock Value” means an amount per share of Buyer Stock equal to $22.20.
“Capital Stock” means (a) in the case of a corporation, its shares of capital stock, (b) in the case of a partnership or limited liability company, its partnership or membership interests or units (whether general or limited), and (c) any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets, of the issuing entity.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Card Association” means VISA USA, Inc., VISA Canada, Inc., VISA International, Inc., MasterCard International, Inc., Discover Financial Services, LLC, American Express and other similar debit and credit networks accepted by the Company and its Subsidiaries and any legal successor organizations or association of any of them.
“Card Association/Other Rules” means the rules and regulations of the Card Associations and all rules and regulations promulgated by any Industry Organization including the rules promulgated under the PCI Security Standards Council, including the PA-DSS program.
“Cash Consideration” is defined in Section 2.4.
“Certificate” is defined in Section 2.4(b).
“Certificate of Merger” is defined in the Background.
“Class A Common Stock” means the Common Stock designated as Class A Common Stock.
“Class B Common Stock” means the Common Stock designated as Class B Common Stock.
“Closing” is defined in Section 3.1.
“Closing Date” is defined in Section 3.1.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Code” means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.
“Consents” is defined in Section 4.5(a).
“Common Option” means each outstanding stock option or similar rights to purchase shares of Class A Common Stock of the Company.
“Commonwealth Lease” means that certain 5233 Commonwealth Avenue Industrial Multi-Tenant Lease, dated as of January 14, 2010, by and between FT-WD Property, LLC, as landlord, and the Company, as tenant.
“Common Stock” is defined in Section 4.2(a).
“Company” is defined in the Preamble.
“Company Benefit Plan” means any plan, program, contract or agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other benefits or remuneration of any kind, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries or any ERISA Affiliate for the benefit of any employee, officer, consultant, director or “leased employee” within the meaning of Code Section 414(n), or any relative or dependent of any of the foregoing, and under which the Company or any of its Subsidiaries or any ERISA Affiliate has any liability with respect to such employee, relative or dependent, including without limitation, each “employee benefit plan” as defined in ERISA Section 3(3) including any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)).

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Company Compliance Certificate” is defined in Section 9.2(c).
“Company Disclosure Schedule” is defined in the preamble to Article IV.
“Company Licenses” is defined in Section 4.14(c).
“Company Material Adverse Effect” means any change, effect, event, condition or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, assets, liabilities, operations or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the Mergers and the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, in each case other than (a) any such change, effect, event, condition or circumstance (1) resulting from or arising in connection with (I) general industry-wide conditions which do not disproportionately affect the Company and its Subsidiaries in any material respects (relative to other industry participants), (II) conditions generally affecting the economy, or financial or capital markets, in the United States which do not disproportionately affect the Company and its Subsidiaries in any material respects (relative to other industry participants), (III) acts of war, sabotage or terrorism or any military action, or threats thereof, or any escalation or worsening of any such acts of war, sabotage, terrorism or military actions threatened or underway as of the date of this Agreement, in each case, which do not disproportionately affect the Company and its Subsidiaries in any material respects (relative to other industry participants), (IV) changes in Law, (V) any change in GAAP or (2) attributable to the fact that the prospective owner of the Company and its Subsidiaries is Buyer or any Affiliate of Buyer or attributable to the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, (b) the actual or anticipated expiration, suspension, extension, modification, amendment, supplement, moratorium or termination of the collective bargaining agreement between the National Football League Management Council and the National Football League Players Association, any strike, lock-out, work stoppage or other labor dispute or activity, or the threat or announcement thereof, relating to the National Football League or any of its Affiliates or any other cancellation of regular season or post-season football games of the National Football League, or (c) the failure to obtain the consent of the counter-party to any Contracts and/or the termination of any Contract by the counter-party to such Contract (and, in all cases, any and all consequences thereof) as a result of the failure to obtain a Consent or otherwise as a result of the consummation of the transactions contemplated by this Agreement.
“Company Owned Intellectual Property” means all Intellectual Property that is owned by the Company or any of its Subsidiaries and that is material to the business of the Company and its Subsidiaries as presently conducted.
“Company Shares” means shares of Common Stock and Preferred Stock.
“Company Stock Plan” means any stock plan or other stock or equity-related plan of the Company.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Company Web Sites” is defined in Section 4.14(k).
“Confidentiality Agreement” is defined in Section 7.2(b).
“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) resulting from a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.
“Contract” means any agreement, contract, commitment, arrangement or understanding, whether written or oral.
“Covered Claims” is defined in Section 7.6(a).
“DGCL” is defined in Section 2.1
“Directors and Officers” is defined in Section 7.6(a).
“DOJ” is defined in Section 7.3(a).
“Effective Time” means the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware.
“Employee Agreement” shall mean each material employment, retention, termination, severance, change-of-control, non-competition, consulting and indemnification agreement or contract between the Company and any employee, officer or director.
“Environmental Laws” is defined in Section 4.21.
“Equity Securities” means (a) shares of Capital Stock, and (b) options, warrants or other rights convertible into, or exercisable or exchangeable for, directly or indirectly, or otherwise entitling any Person to acquire, directly or indirectly, shares of Capital Stock.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) which is considered a single employer with the Company or any of its Subsidiaries as defined in Section 414 of the Code or Section 4001 of ERISA.
“Escrow Agent” means The Bank of New York Mellon Corporation in its capacity as the Escrow Agent under the Escrow Agreement.
“Escrow Agreement” is defined in Section 2.7(a).
“Escrow Funds” is defined in Section 2.7(b).
“Escrow Shares” is defined in Section 2.7(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Exchange Ratio” means 0.52763496.
“Excluded Representations” is defined in Section 11.1(a).
“Financial Statement Audit Costs” is defined in Section 7.5.
“Financial Statements” is defined in Section 4.6(a).
“Funded Debt” means indebtedness for borrowed money or indebtedness issued in exchange for borrowed money.
“FTC” is defined in Section 4.14(k).
“FT-WD Letter of Credit” means that certain undrawn letter of credit issued by Bank of America, N.A. for FT-WD Property, LLC, as beneficiary, in the aggregate amount of $172,711.54.
“GAAP” is defined in Section 4.6(a).
“Governmental Entity” means (i) any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof and (ii) any government authority, statutory authority, government department, agency, commission, board, tribunal or court or other Law rule or regulation making entity having or purporting to have jurisdiction over the Company and each of its Subsidiaries, and their respective businesses, in any foreign country, state, territory or other subdivision thereof or any municipality, district or other subdivision thereof.
“Gross Consideration” means $276,861,838, minus (a) the aggregate amount of all Transaction Costs, minus (b) the aggregate amount of all Material Indebtedness and minus (c) the Unvested Common Option Value.
“Group Companies” means, collectively, the Company and each of its Subsidiaries.
“HMO” is defined in Section 4.18(h).
“HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” means, without duplication, the principal amount of, accrued and unpaid interest on, and other payment obligations (including any prepayment premiums payable as a result of the consummation of the Mergers) arising under, any obligations, contingent or otherwise, of the Company (or its Subsidiaries), consisting of: (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money or for the deferred purchase price of property or services (but excluding any current trade payables arising in the ordinary course of business); (ii) indebtedness evidenced by any note, bond, debenture or other debt security; (iii) any obligation in respect of interest under any existing interest rate swap or hedge agreement; (iv) any other obligation upon which interest charges are customarily paid; (v) all obligations under conditional sale or other title retention agreements relating to property acquired; (vi) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Company (or its Subsidiaries), whether or not the indebtedness secured thereby has been assumed; (vii) all capital lease obligations; (viii) letters of credit and letters of guaranty; (ix) obligations under any bankers’ acceptances; and (x) guarantees by the Company (or its Subsidiaries) of indebtedness of others of the type described in clauses (i) through (ix).

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Indemnitee” means any Person that is seeking indemnification pursuant to the provisions of this Agreement.
“Indemnitor” means any Party to this Agreement from which any Indemnitee is seeking indemnification pursuant to the provisions of this Agreement.
“Individual Stockholders” means: (i) Alan S. Trager, Trustee of Alan S. Trager Revocable Trust u/a/d 1/2/08, (ii) Mitchell Trager, Trustee of Mitchell Trager Revocable Trust u/a/d 1/7/08, (iii) Brent L. Trager, Trustee of Brent L. Trager Revocable Trust u/a/d 7/1/08, (iv) Jason Trager and David Trager, Co-Trustees of David Remainder Trust u/a/d 5/1/07, (v) Jason Trager and David Trager, Co-Trustees of Jason Remainder Trust u/a/d 5/1/07, (vi) Jason Trager and David Trager, Co-Trustees of Brandon Remainder Trust u/a/d 5/1/07, (vii) Brent L. Trager and Sheri Weiss, Co-Trustees of Sheri Remainder Trust u/a/d 5/1/07, (viii) Brent L. Trager and Erica Leibo, Co-Trustees of Erica Remainder Trust u/a/d 5/1/07 and (ix) Mitchell Trager, Trustee of Brent L. Trager Remainder Trust u/a/d 5/1/07.
“Industry Organization” means any organization, association or other self-regulatory body which regulates or supervises the business of the Company as it is presently conducted or has been conducted during the twelve month period prior to the date hereof, including the PCI Security Standards Council.
“Intellectual Property” is defined in Section 4.14(a).
“Interim Financial Statements” is defined in Section 4.6(a).
“Interim Period” is defined in Section 7.1.
“IP Representation” is defined in Section 11.1(a).
“Knowledge” with respect to the Company shall mean the actual knowledge of Alan Trager, Brent Trager, Mitchell Trager or Tom Stoltz after a due and reasonably inquiry.
“Law” means any federal, state, local or municipal law, statute, constitution, ordinance, code, decree, rule, regulation, ruling, requirement, policy or guideline issued, enacted, adopted or promulgated by or under the authority of any Governmental Entity.
“Leased Real Property” is defined in Section 4.13(b).
“Leases” is defined in Section 4.13(b).
“Liability” means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated, secured or unsecured, disputed or undisputed, vested or unvested.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, covenant, easement, right of way, encroachment, restriction on transfer or other encumbrance in respect of such property or asset.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Losses” is defined in Section 11.2(a).
“Material Contracts” is defined in Section 4.16(c).
“Material Indebtedness” means, without duplication, the principal amount of, accrued and unpaid interest on, and other payment obligations (including any prepayment premiums payable as a result of the consummation of the Mergers) arising under, any obligations, contingent or otherwise, of the Company (or its Subsidiaries) to the extent outstanding on or arising since the Balance Sheet Date, whether or not such obligations have been paid prior to the date hereof or are paid prior to the Closing, in each case, consisting of: (i) Funded Debt, (ii) indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any obligation in respect of interest under any existing interest rate swap or hedge agreement, (iv) letters of credit relating solely to Funded Debt (and, for purposes of clarity, excluding the FT-WD Property Letter of Credit) and letters of guaranty relating solely to Funded Debt, and (v) guarantees by the Company (or its Subsidiaries) of indebtedness of others of the type described in clauses (i) through (iv).
“Material Indebtedness Certificate” is defined in Section 3.2(ix).
“Merger” is defined in the Background.
“Mergers” is defined in Section 2.8(a).
“Merger Consideration” means the difference of (x) the Gross Consideration minus (y) the Vested Common Option Payment.
“Merger Sub” is defined in the Preamble.
“Merger Sub II” is defined in the Preamble.
“Multiemployer Plan” means any “Pension Plan (as defined below) which is a “multiemployer plan,” as defined in Section 3(37) of ERISA.
“Net Per Vested Common Option Payment” is defined in Section 2.6(a).
“Net Per Unvested Common Option Value” means, for each Unvested Common Option, the Per Unvested Common Option Value minus the Option Exercise Price of such Unvested Common Option.
“Non-Compete Period” is defined in Section 7.10(b).
“Non-Compete Party” and “Non-Compete Parties” are defined in the Preamble.
“Notice of Claim” is defined in Section 11.4(a).
“Open Source Software” is defined in Section 4.14(g).
“Option Exercise Price” means the per share exercise price to be paid by a holder of a Common Option upon exercise of such Common Option in accordance with its terms.
“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Organizational Documents” means, with respect to any entity, the certificate of incorporation, the articles of incorporation, by-laws, articles of organization, partnership agreement, limited liability company agreement, formation agreement, joint venture agreement or other similar organizational documents of such entity (in each case, as amended through the date of this Agreement).
“Other Antitrust Laws” means the antitrust or competition Laws of all jurisdictions other than those of the United States.
“Outstanding Shares” means outstanding shares of Common Stock and Preferred Stock, as set forth on Schedule 4.2(a).
“Party” and “Parties” is defined in the Preamble.
“Pension Plan” means each Company Benefit Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.
“Per Share Merger Consideration” means the Gross Consideration plus the Aggregate Option Exercise Price divided by the total number of shares of Common Stock outstanding immediately prior to the Effective Time, assuming (i) the exercise of all Vested Common Options and (ii) the conversion of all shares of Preferred Stock into Common Stock on a one-to-one basis.
“Permitted Liens” means (a) Liens for current real or personal property taxes that are not yet due and payable or that may hereafter be paid without material penalty, (b) workers’, carriers’, landlords’, mechanics’ or other like Liens incurred in the ordinary course of business, (c) Liens arising out of deferred purchase price agreements, conditional sales contracts and/or arrangements, equipment leases and/or any arrangements having similar effect with third parties, (d) Liens to secure landlords, lessors or renters under leases or rental agreements entered into in the ordinary course of business consistent with past practices and (e) restrictions on transfer arising under federal or state securities Laws.
“Per Unvested Common Option Value” means (A) the sum of (I) the difference of $276,861,838, minus (i) the aggregate amount of all Transaction Costs, and minus (ii) the aggregate amount of all Material Indebtedness plus (II) the sum of (i) the Aggregate Option Exercise Price plus (ii) the aggregate Option Exercise Price paid by the holders of all Unvested Common Options divided by (B) the total number of shares of Common Stock outstanding immediately prior to the Effective Time, assuming (i) the conversion of all shares of Preferred Stock into Common Stock on a one-to-one basis and (ii) the exercise of all Common Options.
“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.
“Policies” is defined in Section 4.22.
“Pre-Closing Taxes” means, without duplication, (i) any Taxes of a Group Company attributable to a taxable period (or portion thereof) ending on or prior to the Balance Sheet Date; (ii) any Taxes of the Group Company attributable to the portion of any Straddle Period ending on the Balance Sheet Date; (iii) any Taxes (other than Transfer Taxes) resulting from the transactions contemplated by this Agreement; (iv) any obligation of the Group Company to pay the Taxes of another Person as a transferee or successor, by contract, operation of law, or otherwise to the extent related to an arrangement or transaction entered into, or relationship existing, on or before the Closing Date, and (v) any Taxes payable by the Stockholders.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Preferred Stock” is defined in Section 4.2(a).
“Proposal” is defined in Section 7.9.
“Registered IP” is defined in Section 4.14(b).
“Registration Agreement” means the Stock Transfer Restriction and Registration Rights Agreement by and among Buyer and each Stockholder, substantially in the form of Exhibit B, to be executed and delivered at the Closing.
“Related Party” is defined in Section 4.24.
“Releases” means the Release by and between the Company and each Stockholder and each Non-Compete Party, substantially in the form of Exhibit C, to be executed and delivered at the Closing.
“Requisite Stockholder Approval” means the adoption of this Agreement and the approval of the Merger by (a) the holders of a majority of the outstanding shares of Preferred Stock, and (b) the holders of a majority of the outstanding shares of Common Stock.
“SEC” means the Securities and Exchange Commission.
“Second Merger” is defined in Section 2.8(a).
“Securities Act” means the Securities Act of 1933, as amended.
“Series A Preferred Stock” is defined in Section 4.2(a).
“Software” is defined in Section 4.14(a).
“Stock Consideration” is defined in Section 2.4.
“Stockholder” and “Stockholders” are defined in the Preamble.
“Stockholder Indemnitees” is defined in Section 11.3.
“Stockholders’ Representative” is defined in the Preamble.
“Straddle Period” is defined in Section 8.2(a).
“Subsidiary” or “Subsidiaries” means, with respect to any Party to this Agreement, any corporation or other organization, of which (a) such Party or any other Subsidiary of such Party is a general partner (excluding partnerships, the general partnership interests of which held by such Party or any Subsidiary of such Party do not have a majority of the voting interest in such partnership) or (b) such Party or any other Subsidiary of such Party directly or indirectly owns or controls at least a majority of the Capital Stock or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Subsidiary Shares” is defined in Section 4.3(b).
“Survival Period” is defined in Section 11.1(a).
“Surviving Corporation” means the Company, as the surviving corporation in the Merger.
“Surviving Entity” means Merger Sub II, as the surviving entity in the Second Merger.
“Tax” or “Taxes” means (i) any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, unclaimed property, escheat, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers’ compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (i) or for failure to file any Tax Return, (iii) any successor or transferee liability in respect of any items described in clauses (i) and/or (ii) and (iv) any amounts payable under any tax sharing agreement or contract.
“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Termination Date” is defined in Section 10.1(a)(ii).
“Third Party Claim” is defined in Section 11.4(a).
“Third Party Defenses” is defined in Section 11.4(b).
“Third Party Licenses” is defined in Section 4.14(c).
“Transaction Costs” means, without duplication, the sum of the following costs and expenses incurred, whether or not such costs and expenses have been paid prior to the date hereof or are paid prior to the Closing: (i) all third party legal, accounting, investment banking (including any brokers’ fees) and financial advisory fees, costs and expenses incurred by the Company (or its Subsidiaries), or by any Stockholder to the extent the Company (or its Subsidiaries) is liable to pay or reimburse such amounts, in connection with the negotiation, preparation, execution and effectuation of the Transaction Documents and the consummation of the Mergers; (ii) the amount of any change of control, golden parachute, or similar payments made or to be made to employees of the Company (or its Subsidiaries) arising in connection with the transactions contemplated by this Agreement and (iii) Taxes for which the Company (or its Subsidiaries) will become liable upon payment of any amounts pursuant to clauses (i) or (ii) above. Notwithstanding the foregoing, “Transaction Costs” shall not include (i) the Financial Statement Audit Costs and (ii) all fees, costs and expenses incurred by the Company (or its Subsidiaries) in connection with the Company’s contemplated initial public offering of its Common Stock, including all legal, accounting, investment banking, tax, financial advisory, financial printing and all other fees and expenses of third parties incurred in connection with the preparation and contemplated consummation of the initial public offering.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

“Transaction Costs Certificate” is defined in Section 3.2(viii).
“Transaction Documents” means this Agreement, the Escrow Agreement, the Registration Agreement and the Releases.
“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration and stock transfer taxes and fees.
“Unvested Common Options” means all Common Options that are not Vested Common Options in whole or in part and, if in part, to the extent unvested.
“Unvested Common Option Value” means the sum of the Net Per Unvested Common Option Value for all Unvested Common Options in the aggregate.
“Updated Schedule” is defined in Section 2.4.
“Vested Common Options” means all unexercised Common Options that have vested, in whole or in part (and, if in part, only to the extent vested), pursuant to their terms on or prior to the Effective Time or that will vest at or immediately prior to the Effective Time pursuant to any automatic acceleration provisions triggered by the Mergers.
“Vested Common Option Payment” means the sum of the Net Per Vested Common Option Payment for all Vested Common Options in the aggregate.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.
“Web” is defined in Section 4.14(k).
ARTICLE II
THE MERGER
2.1 The Merger. Upon and subject to the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law (the “DGCL”).
2.2 Certificate of Incorporation and Bylaws.
(a) At the Effective Time, the certificate of incorporation of the Company shall be amended and restated so as to read in its entirety as set forth in Exhibit D hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.
(b) At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and shall read in their entirety as set forth in Exhibit E hereto until thereafter changed or amended as provided therein or by applicable Law.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

2.3 Officers and Directors. At the Effective Time, until their successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Sub shall be the officers of the Surviving Corporation.
2.4 Merger Consideration and Conversion of Shares. The aggregate consideration to be paid by Buyer on the Closing Date with respect to the outstanding shares of Capital Stock of the Company (including holders of Preferred Stock and Common Stock) shall be the Merger Consideration. The Merger Consideration shall consist of (x) an aggregate amount of cash equal to 0.60 multiplied by the amount of the Merger Consideration (the “Cash Consideration”) and (y) an aggregate number of shares of Buyer Stock equal to (i) 0.40 multiplied by the amount of the Merger Consideration, divided by (ii) the Buyer Stock Value (the “Stock Consideration”). For purposes of Treasury Regulation Section 1.358-2(a)(2)(ii), each Stockholder shall have the ability to specifically identify the allocation of Cash Consideration and Stock Consideration to be received under this Section 2.4. Schedule 2.4 sets forth the following, calculated in accordance with the terms and conditions of the Company’s Organizational Documents as in effect on the date hereof and assuming that the Closing occurred on the date hereof: (i) the estimated amount of the Gross Consideration, the Merger Consideration, the Vested Common Option Payment, the Unvested Common Option Value, the Cash Consideration and the Stock Consideration, (ii) the names of all Stockholders and holders of Common Options, and their respective addresses, (iii) the number and kind of shares of Capital Stock of the Company held by, or subject to Common Options held by, such Persons and, in the case of stock, the respective certificate numbers, (iv) the estimated allocation of the Cash Consideration and Stock Consideration payable to each Stockholder and the estimated allocation of the Vested Common Option Payment to Persons holding Vested Common Options at Closing, and (v) payment instructions for each such Stockholder and other Persons. The Company shall deliver to Buyer at the Closing an updated Schedule 2.4 that contains true and correct information as of the Closing Date (the “Updated Schedule”).
(a) At and after the Closing, subject to Section 2.8, each Stockholder shall be entitled to receive his or her respective portion of the Merger Consideration in accordance with the Updated Schedule and as follows:
(i) each share of Preferred Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive a portion of the Aggregate Preferred Stock Merger Consideration as follows:
(A) an amount in cash equal to the quotient obtained by dividing (x) the Aggregate Preferred Stock Merger Consideration (Cash) by (y) the number of shares of Preferred Stock issued and outstanding as of the Effective Time; and
(B) a number of shares of Buyer Stock equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) the Aggregate Preferred Stock Merger Consideration (Buyer Stock) by (2) the Buyer Stock Value by (y) the number of shares of Preferred Stock issued and outstanding as of the Effective Time;

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(ii) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Per Share Merger Consideration; and
(iii) each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive a portion of the Aggregate Class B Common Stock Merger Consideration as follows:
(A) an amount in cash equal to the quotient obtained by dividing (x) the Aggregate Class B Common Stock Merger Consideration (Cash) by (y) the number of shares of Class B Common Stock issued and outstanding as of the Effective Time; and
(B) a number of shares of Buyer Stock equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) the Aggregate Class B Common Stock Merger Consideration (Buyer Stock) by (2) the Buyer Stock Value by (y) the number of shares of Class B Common Stock issued and outstanding as of the Effective Time.
(b) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities, (i) each of the Company Shares held in the Company’s treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration in respect thereof, (ii) all Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such share of Common Stock or Series A Preferred Stock (“Certificate”) shall cease to have any rights with respect thereto, except the right to receive such holder’s share of the Merger Consideration pursuant to this Section 2.4 upon the surrender of such Certificate in accordance with this Agreement, without interest and (iii) each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.
(c) No fractional shares of Buyer Stock shall be issued pursuant to this Section 2.4, and each Stockholder who would otherwise be entitled to receive a fraction of a share of Buyer Stock shall receive from Buyer in lieu thereof one full share of Buyer Stock.
(d) In the event of any inconsistency between the terms of this Section 2.4 and the Updated Schedule, the Updated Schedule shall control such that any payments made to a Stockholder shall be made in accordance with the Updated Schedule.
(e) The Parties hereto agree that the portion of the Merger Consideration that shall be allocable for tax purposes to the non-competition covenants set forth in Section 7.10 is set forth on Schedule 2.4(e) and that such portion shall be deemed for all tax purposes to be composed solely of cash.
2.5 Closing of Transfer Books; Unclaimed Merger Consideration. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. Following the Merger, the holders of Certificates formerly representing Company Shares shall look only to Buyer for payment of the applicable portion of the Merger Consideration. Neither of Buyer nor the Surviving Corporation shall be liable to any holder of Company Shares for any amount properly paid to a public official under any applicable property, escheat or similar Laws.

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2.6 Options.
(a) At and after the Closing, each holder of a Vested Common Option shall be automatically entitled to receive, in cancellation and settlement for each share of Common Stock underlying a Vested Common Option, without interest and subject to applicable withholdings, an amount equal to the sum of (x) the Per Share Merger Consideration minus (y) the Option Exercise Price with respect to such Vested Common Option, payable in cash (with respect to such Vested Common Option, the “Net Per Vested Common Option Payment”). After the Effective Time, each holder of a Vested Common Option shall only be entitled to the payment (if any) described in the preceding sentence and all such Vested Common Options shall be cancelled pursuant to the terms of the Company Stock Plan.
(b) At the Effective Time, each then outstanding Unvested Common Option shall, as part of the Merger, be assumed by Buyer in accordance with the terms (as in effect as of the date hereof) of such Company Stock Plan under which such Common Option was issued and the stock option agreement by which such Common Option is evidenced. All rights with respect to Common Stock under outstanding Common Options shall thereupon be converted into rights with respect to Buyer Stock. Accordingly, from and after the Effective Time, (i) each Unvested Common Option assumed by Buyer may be exercised solely for shares of Buyer Stock, (ii) the number of shares of Buyer Stock subject to each such assumed Common Option shall be equal to the number of shares of Common Stock that were subject to such Common Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Buyer Stock, (iii) the per share exercise price for the Buyer Stock issuable upon exercise of each such assumed Common Option shall be determined by dividing the exercise price per share of Common Stock subject to such Common Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, (iv) all restrictions on the exercise of each such assumed Common Option shall continue in full force and effect, and (v) the term, exercisability, vesting schedule and other provisions of such Common Option shall otherwise remain unchanged; provided however, that each such assumed Common Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Buyer after the Effective Time. Notwithstanding the foregoing, the assumption and conversion of Common Options under this Section 2.6(b) shall be implemented in accordance with Code Section 424(a) so as not to constitute a modification, extension or renewal of the Common Option within the meaning of Code Section 424(h). The Company and Buyer shall take all action that may be necessary (under the Company Stock Plan and otherwise) to effectuate the provisions of this Section 2.6(b). Buyer has reserved and shall continue to reserve adequate shares of Buyer Stock for delivery upon exercise of any assumed Common Option. As soon as practicable after the Effective Time, if it has not already done so, and to the extent Buyer shall have a registration statement in effect or an obligation to file a registration statement on Form S-3 or S-8, as the case may be (or any successor or other appropriate forms), Buyer shall include in such registration statement all shares of Buyer Stock subject to the assumed Common Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and to maintain the current status of the prospectus contained therein) for so long as such assumed Common Options remain outstanding. As soon as practicable after the Effective Time, Buyer shall deliver to the participants holding assumed Common Options reasonable notice of the foregoing events.

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2.7 Escrow of Merger Consideration.
(a) At the Closing, Buyer shall withhold out of the Merger Consideration and deposit 487,424 Buyer Shares (the “Escrow Shares”) into an escrow account with the Escrow Agent to be held pursuant to the terms of an Escrow Agreement among the Stockholders’ Representative, Buyer and the Escrow Agent, substantially in the form of Exhibit F (the “Escrow Agreement”).
(b) At the Closing, Buyer shall deposit with the Escrow Agent $16,231,216.56 of the Cash Consideration (such cash, plus any investment proceeds thereon, the “Escrow Funds”) to be held pursuant to the terms of the Escrow Agreement.
(c) The Escrow Shares and Escrow Funds will be held in escrow to satisfy any amounts owed to Buyer pursuant to Section 11.2. The Escrow Shares and Escrow Funds shall be allocated among the Stockholders as set forth in Schedule 2.7, and Buyer shall deliver to the Escrow Agent certificates representing the Escrow Shares issued in the name of each respective Stockholder and reflecting the allocations of such Buyer Shares as set forth in Schedule 2.7. All releases of Escrow Shares and Escrow Funds to Buyer pursuant to the Escrow Agreement shall be made in the same ratio as the Stock Consideration bears to the Cash Consideration, respectively, and all releases of Escrow Shares and Escrow Funds to the Stockholders shall be made in accordance with the allocations set forth on Schedule 2.7.For purposes of this Agreement and the Escrow Agreement, each share of Buyer Stock included in the Escrow Shares shall be deemed at all times to have a value equal to the Buyer Stock Value.
(d) Buyer shall remit the Escrow Funds to the Escrow Agent by wire transfer of immediately available funds, to such account designated by the Escrow Agent in a written notice to Buyer prior to the Closing Date.
2.8 Withholding. Each of the Company and Buyer, as applicable, shall be entitled to deduct and withhold or cause to be deducted and withheld from amounts otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payments under any provision of federal state, local or foreign Tax Law. Any amounts so deducted and withheld will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
2.9 Second Merger.
(a) Immediately after the Effective Time, Buyer will cause the Surviving Corporation to merge with and into Merger Sub II (the “Second Merger” and together with the Merger, the “Mergers”) and the separate corporate existence of the Surviving Corporation shall thereupon cease and Merger Sub II shall be the surviving entity (the “Surviving Entity”) in the Second Merger.
(b) At the effective time of the Second Merger, the common stock of the Surviving Corporation shall automatically be converted into a membership interest in the Surviving Entity representing 100% of the ownership interests in the Surviving Entity.
(c) With respect to any time following the Second Merger, references herein to the Surviving Corporation shall refer to the Surviving Entity.

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ARTICLE III
THE CLOSING
3.1 The Closing. The closing for the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA at 10:00 a.m. (local time) no later than three Business Days after the date on which there has been a satisfaction or waiver of the conditions to the consummation of the transactions contemplated by this Agreement set forth in Article IX unless the Parties agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the “Closing Date.”
3.2 Deliveries. At the Closing, subject to the terms and conditions contained herein:
(a) The Company and the Stockholders shall deliver the following items:
(i) Duly executed counterparts to each of the Transaction Documents to which the Company, the Stockholders or the Stockholders’ Representative is party;
(ii) A certificate of the Secretary of State of Delaware as to the good standing as of the most recent practicable date of the Company in such jurisdiction;
(iii) The certificate of incorporation of the Company certified as of the most recent practicable date by the Secretary of State of Delaware;
(iv) A certificate of the Secretary of the Company, given by him on behalf of the Company and not in his individual capacity, certifying as to the certificate of incorporation and the bylaws of the Company and as to the resolutions of the Company’s Board of Directors authorizing the Transaction Documents and the transactions contemplated hereby;
(v) The Updated Schedule;
(vi) Certificates representing all outstanding Company Shares, or, if any such Certificate shall have been lost, stolen or destroyed, an affidavit of loss reasonably satisfactory to Buyer in respect thereof;
(vii) The resignations referenced in Section 7.11;
(viii) A certificate of the Chief Financial Officer of the Company (the “Transaction Costs Certificate”) certifying, on behalf of the Company and not in his individual capacity, as to the total amount of all Transaction Costs incurred on or prior to the Effective Time (which Transaction Costs Certificate shall include certifications (i) that there are no additional Transaction Costs incurred prior to the Effective Time other than those reflected therein, (ii) that each Person to whom the Company could be obligated to pay any Transaction Costs was notified at least three (3) days prior to the Closing Date that all invoices for Transaction Costs must be delivered to the Company prior to the Closing Date, (iii) as to the amount of Taxes for which the Company (or its Subsidiaries) will become liable upon payment of any Transaction Costs to employees of the Company (or its Subsidiaries), and (iv) as to each Person to whom Transaction Costs are owed at the Effective Time and the amount so owed, along with wire transfer or other instructions for payment of the Transaction Costs;

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(ix) A certificate of the Chief Financial Officer of the Company (the “Material Indebtedness Certificate”) certifying, on behalf of the Company and not in his individual capacity, as to the total amount of the Material Indebtedness (which Material Indebtedness Certificate shall include certifications (i) that there is no Material Indebtedness other than the Material Indebtedness reflected therein and (ii) as to each lender to whom Material Indebtedness is owed at the Effective Time and the amount thereof), along with wire transfer or other instructions for payment of the Material Indebtedness outstanding at the Effective Time;
(x) The Releases duly executed by each Stockholder and each Non-Compete Party, as applicable; and
(xi) The additional deliverables referenced in Section 9.2.
(b) Buyer shall deliver (or cause the Surviving Corporation to deliver) the following items:
(i) Duly executed counterparts to the Transaction Documents to which it is a party;
(ii) A certificate of the Secretary or Assistant Secretary of Buyer, given by him on behalf of Buyer and not in his individual capacity, certifying as to the certificate of incorporation and the bylaws of Buyer;
(iii) The certificate of incorporation of Merger Sub certified as of the most recent practicable date by the Secretary of State of Delaware;
(iv) A certificate of the Secretary of State of Delaware as to the good standing as of the most recent practicable date of Merger Sub in such jurisdiction;
(v) A certificate of the Secretary of Merger Sub, given by him on behalf of Merger Sub and not in his individual capacity, certifying as to the certificate of incorporation and the bylaws of Merger Sub and as to the resolutions of the Board of Directors and stockholder of Merger Sub authorizing the Transaction Documents and the transactions contemplated hereby;
(vi) A certificate of the Secretary of Buyer, given by him on behalf of Buyer and not in his individual capacity, certifying as to the certificate of incorporation and the bylaws of Buyer and as to the resolutions of the Board of Directors of Buyer authorizing the Transaction Documents and the transactions contemplated thereby;
(vii) To the applicable creditors identified on the Transaction Costs Certificate, on behalf of the Stockholders, the Company or its Subsidiaries, payment of all Transaction Costs;
(viii) To the Company’s or its Subsidiaries’ applicable creditors, on behalf of the Company or its Subsidiaries, payment of all Material Indebtedness identified on the Material Indebtedness Certificate;
(ix) To the Escrow Agent, the Escrow Funds and certificates representing the Escrow Shares, in accordance with Section 2.7;

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(x) To the Stockholders, the Merger Consideration in accordance with Section 2.4;
(xi) To the holders of Vested Common Options, the Vested Common Option Payment in accordance with Section 2.6(a); and
(xii) A certificate of Buyer and Merger Subs to the effect set forth in Section 9.3(c).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Disclosure Schedules accompanying this Agreement (with specific reference to the representations and warranties to which the information in such schedule relates) (collectively, the “Company Disclosure Schedule”), the Company hereby represents and warrants as of the date of this Agreement and as of the Closing Date to both Buyer and Merger Subs as follows:
4.1 Organization and Good Standing.
(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary or advisable, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect.
(b) Schedule 4.1 contains a true and complete list of (i) the jurisdictions in which the Company is qualified to conduct business and (ii) all countries to which the Company or any of its Subsidiaries ships or delivers merchandise.
4.2 Capitalization.
(a) The authorized Capital Stock of the Company consists of 60,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of which 40,000,000 shares have been designated as Class A Common Stock and 20,000,000 shares have been designated as Class B Common Stock, and 7,758,621 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which 7,758,621 shares have been designated Series A Preferred Stock. All of the Outstanding Shares are, and all shares of Capital Stock that may be issued upon exercise of Common Options will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute or the Company’s Organizational Documents. The Outstanding Shares are owned of record and beneficially by the holders of Company Shares in the amount set forth on Schedule 4.2(a).

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(b) Schedule 4.2(b) sets forth the following information with respect to each Common Option outstanding on the date of this Agreement: (i) the name of the holder of such Common Option; (ii) the number of shares of Common Stock subject to such Common Option and the number of shares with respect to which such Common Option is immediately exercisable (including as a result of any acceleration of such Common Option as a result of the consummation of the Mergers); (iii) the exercise price per share of Common Stock purchasable under such Common Option; and (iv) the Company Stock Plan pursuant to which such Common Option was granted.
(c) All securities of the Company have been issued and granted in compliance with (i) all applicable securities Laws and (ii) all requirements set forth in the Company’s Organizational Documents and applicable Contracts.
(d) The Company and its Subsidiaries do not have outstanding any stock appreciation rights, phantom stock, performance based rights or other similar rights or obligations. Except as set forth on Schedule 4.2(d) and except for the Common Options listed on Schedule 4.2(b), there are no agreements to which the Company is a party with respect to the voting (including voting trusts or proxies), registration under the Securities Act and all rules and regulations promulgated thereunder, or any foreign securities law, sale or transfer (including agreements relating to preemptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company.
(e) Except as otherwise provided pursuant to Section 2.4, no Stockholder is entitled to receive any amount in connection with the Merger with respect to any of the Equity Securities of the Company held by it that is different from or additional to the amounts of the Merger Consideration to be received by it as set forth in the Updated Schedule. Except as set forth on Schedule 4.2(e), no Person other than the Stockholders and the holders of Vested Common Options listed in the Updated Schedule, is entitled to receive any payment or property in connection with the Merger in respect of any Company Share or other Equity Security of the Company. Schedule 2.4 is, as of the date hereof, and the Updated Schedule shall be as of the Closing Date, accurate and complete, and the calculations performed to compute the information contained therein comply with the applicable provisions of this Agreement and the Organizational Documents of the Company.
(f) Other than the Outstanding Shares and the Common Options set forth on Schedule 4.2(b) the Company does not have outstanding any shares of Capital Stock or any other Equity Securities.
4.3 Subsidiaries of the Company.
(a) Each Subsidiary of the Company is validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect.
(b) Schedule 4.3 contains a true and complete list of the Subsidiaries of the Company and sets forth, with respect to each such Subsidiary, the jurisdiction of formation, the jurisdictions in which each such Subsidiary is qualified to do business, the authorized and outstanding Capital Stock of such Subsidiary and the owner(s) of record of such outstanding Capital Stock, which hold such Capital Stock free and clear of all Liens, other than restrictions on transfer arising under applicable federal and state securities Laws. All of the outstanding shares of Capital Stock of the Subsidiaries of the Company (collectively, the “Subsidiary Shares”) are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any applicable preemptive or similar right or federal or state securities law.
(c) Other than the Subsidiary Shares set forth on Schedule 4.3, no Subsidiary of the Company has outstanding any shares of Capital Stock or any other Equity Securities.

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4.4 Authority and Enforceability. The Company has the requisite power and authority to execute and deliver this Agreement and any Transaction Document to which it is a party, and to consummate the Merger, assuming the receipt of the Requisite Stockholder Approval. The execution and delivery of this Agreement, any of the Transaction Documents to which the Company is a party and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company, assuming the receipt of the Requisite Stockholder Approval. The Board of Directors of the Company has unanimously approved this Agreement and the other Transaction Documents and declared the advisability of this Agreement and the other Transaction Documents and the Merger and recommended that the stockholders of the Company adopt this Agreement and approve the Merger. The Requisite Stockholder Approval is sufficient for the Company’s stockholders to approve this Agreement and the Merger, and no other vote of the Company’s stockholders is required in connection with the consummation of the transactions contemplated hereby. This Agreement and any Transaction Document to which the Company is a party have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.
4.5 No Conflicts; Consents.
(a) Except as set forth on Schedule 4.5, the execution and delivery of this Agreement by the Company do not, and the consummation of the Mergers or any of the other transactions contemplated by this Agreement or any of the Transaction Documents by the Company will not, assuming the receipt of the Requisite Stockholder Approval, directly or indirectly (i) violate, conflict with or result in a violation of any of the provisions of any of the Organizational Documents of the Company or any of its Subsidiaries, (ii) materially violate, conflict with or result in a material violation or breach of, result in a material default under, or require the consent or approval (“Consents”) of any party to, any Contract to which the Company or any of its Subsidiaries is a party, (iii) materially violate, conflict with or result in a material violation of any of the terms or requirements of any material Order or Law applicable to the Company, its Subsidiaries or any of the properties or assets owned, used or controlled by the Company or any of its Subsidiaries, or (iv) result in the creation of any Liens upon any of the assets owned or used by the Company or any of its Subsidiaries.
(b) No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any of the Transaction Documents or the consummation of the Mergers or any of the other transactions contemplated by this Agreement or any of the Transaction Documents, except for such Authorizations, Orders, declarations, filings and notices as may be required under the HSR Act and the Other Antitrust Laws and the filing of the Certificate of Merger for the Merger and a certificate of merger for the Second Merger with the Secretary of State of the State of Delaware.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

4.6 Financial Statements.
(a) Except as set forth in Schedule 4.6(a), the audited balance sheet of the Company and its Subsidiaries and the related audited statements of income and retained earnings, stockholders’ equity and cash flow, for the fiscal years ended February 28, 2010, 2009 and 2008 (collectively, the “Audited Financial Statements”), and the unaudited balance sheet of the Company and its Subsidiaries as of November 30, 2010, and the related unaudited statements of income and retained earnings, stockholders’ equity and cash flow for the nine-month period then ended, (collectively, the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”), (i) are consistent with the books and records of the Company and its Subsidiaries, as applicable, in all material respects (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such Financial Statements) and (iii) fairly present in all material respects the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods indicated, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of notes. The consolidated balance sheet of the Company as of November 30, 2010 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”
(b) No financial statements of any Person other than the Company or its Subsidiaries are required by GAAP to be included in the financial statements of the Company. The Company has no Liabilities except for the Liabilities (i) reflected on the Balance Sheet or the notes thereto, (ii) incurred after the Balance Sheet Date in the ordinary course of business or (iii) as set forth on Schedule 4.6(b). Neither the Company nor any of its Subsidiaries have extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its respective directors or executive officers (or equivalent thereof). Neither the Company nor any of its Subsidiaries are a party to any off-balance sheet arrangements that could have a current or future effect upon the Company’s consolidated financial condition or results of operations.
(c) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) all transactions are executed in accordance with management’s general or specific authorizations and (ii) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and any other applicable Laws and to maintain proper accountability for assets.
4.7 Banking Relationships. Set forth on Schedule 4.7 are the names and locations of all banks and trust companies in which the Company and its Subsidiaries has banking accounts, investment accounts or lines of credit and, with respect to each such account or line of credit, the names of all persons authorized to draw thereon or to have access thereto.
4.8 Accounts Receivable. All notes receivable and accounts receivable arising before the Balance Sheet Date are reflected properly on the Balance Sheet and represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All notes and accounts receivable not collected or paid prior to the Effective Time will, as of the date of the Effective Time, be current and collectible in the ordinary course of business, net of the respective reserve shown in the books and records of the Company. To the Knowledge of the Company, there is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, relating to the amount or validity of such note or account receivable. Schedule 4.8 sets forth an accurate and complete list and the aging of all notes and accounts receivable as of the Balance Sheet Date. The representations set forth in this Section 4.8 shall not be deemed to be or construed as a guarantee of the collectibility of any notes or accounts receivable of the Company or its Subsidiaries.

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4.9 Inventory. (i) All of the inventory of the Company and its Subsidiaries is in the possession of the Company or its Subsidiaries or with common carriers, warehousemen or similar parties that carry the Company’s inventory in the ordinary course of business, (ii) all of the inventory of the Company and its Subsidiaries for retail stores, including that reflected in the Financial Statements, is valued at the lower of cost or market using the retail inventory method, and all of the inventory of the Company and its Subsidiaries for the internet business of the Company and its Subsidiaries, including that reflected in the Financial Statements, is valued at the lower of cost or market using the weighted-average cost, in each case except as disclosed in the Financial Statements, (iii) all of the inventory of the Company and its Subsidiaries reflected in the Financial Statements and all inventories acquired since February 28, 2010 are properly reserved in accordance with GAAP and, subject to such reserves, (A) consist of items that are marketable and fit for their particular use, (B) are not defective and are of a quality and quantity usable and saleable in the ordinary course of the businesses of the Company and its Subsidiaries within a reasonable period of time and (C) all such inventories acquired since February 28, 2010 can reasonably be expected to be consumed in the ordinary course of business within a reasonable period of time, (iv) subject to such reserves as are reflected in the Financial Statements, none of the inventory of the Company and its Subsidiaries is obsolete or slow moving, (v) none of the inventory of the Company and its Subsidiaries constitutes “grey market” inventory, and such inventory has been obtained by the Company and its Subsidiaries directly from the manufacturer thereof or channels authorized by the manufacturer, and (vi) to the Knowledge of the Company, the Company and its Subsidiaries have never sold “grey market” inventory.
4.10 Taxes.
(a) All material Tax Returns required to have been filed by the Company and its Subsidiaries have been filed, and each such Tax Return was correct and complete in all material respects. Schedule 4.10(a) contains a list of all jurisdictions (whether foreign or domestic) in which the Company and its Subsidiaries file Tax Returns. Except as set forth in Schedule 4.10(a), no claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation or to a requirement to file Tax Returns in that jurisdiction.
(b) All Taxes due and owing by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid or will be paid prior to Closing. Neither the Company nor any of its Subsidiaries is currently delinquent with respect to the payment of any Tax. The Balance Sheet reflects adequate reserves in accordance with GAAP for all liabilities for Pre-Closing Taxes accrued by the Company and its Subsidiaries but not paid as of the Balance Sheet Date.
(c) To the Knowledge of the Company, except as set forth in Schedule 4.10(c), there is no audit currently pending against the Company or any of its Subsidiaries in respect of any Taxes nor is any such activity contemplated by any Governmental Entity. There are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable.
(d) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party.
(e) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

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(f) Neither the Company nor any of its Subsidiaries (x) has been a member of any affiliated, consolidated, combined or unitary group filing a consolidated or combined Tax Return (other than a group the common parent of which was the Company) or (y) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement.
(g) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:
(i) change in method of accounting for a taxable period ending on or prior to the Closing Date;
(ii) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;
(iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or foreign income Tax law);
(iv) installment sale or open transaction disposition made on or prior to the Closing Date; or
(v) prepaid amount received on or prior to the Closing Date.
(h) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or foreign Tax law).
(i) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.
(j) Neither the Company nor any of its Subsidiaries is or has ever been a United States Real Property Holding Corporation (as defined in Section 897(c)(2) of the Code).
(k) Neither the Company nor any of its Subsidiaries is a party to any “listed transaction” within the meaning of Section 1.6011-4 of the Treasury Regulations or any reportable transaction the principal purpose of which was tax avoidance, within the meaning of Section 6011, Section 6111 and Section 6112 of the Code.
(l) Except with respect to the Company’s final short period return, neither the Company nor any of its Subsidiaries has any net operating losses or other tax attributes presently subject to limitation under Sections 382, 383, 384 or the federal consolidated return regulations (or any corresponding or similar provision of the state, local or foreign income Tax law).
(m) Neither the Company nor any of its Subsidiaries has a permanent establishment in any jurisdiction outside the United States.

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4.11 Compliance with Law; Authorizations.
(a) Except as set forth on Schedule 4.11(a), (i) each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all Laws and Card Association/Other Rules to which their business is subject, (ii) no investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries, except for regular inspections in the ordinary course of business and (iii) there is no Order binding upon the Company or any of its Subsidiaries. Except as set forth on Schedule 4.11(a), none of the Company and its Subsidiaries has received in writing any assertion that any of them have failed to comply with any Law or Card Association/Other Rules, in each case to which any of their respective assets, properties and businesses are subject.
(b) Except as set forth on Schedule 4.11(b), each of the Company and its Subsidiaries owns, holds, possesses or lawfully uses in the operation of its respective business all material Authorizations necessary for it to conduct such business. The Company and each of its Subsidiaries are and, at all times have been in material compliance with the terms of all such Authorizations and all such Authorizations are valid and in full force and effect. Schedule 4.11(b) contains a correct and complete list of all material Authorizations held by the Company or its Subsidiaries.
4.12 Title to Personal Properties. Except as set forth on Schedule 4.12, the Company and its Subsidiaries have good and valid title to all properties and assets purported to be owned by them, or have a valid leasehold interest or right to use all of their properties or assets purported to be leased or licensed by them, in each case free and clear of all Liens, except for Permitted Liens. Such properties and assets are sufficient for the Company and its Subsidiaries to conduct their business, and represent all of the properties and assets used by the Company and its Subsidiaries in the conduct of their business, as presently conducted.
4.13 Real Property.
(a) Owned Real Property. Except as set forth in Schedule 4.13(a), neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property.
(b) Leased Real Property. Schedule 4.13(b) contains a list of all real property which the Company or any of its Subsidiaries leases, subleases or licenses as a lessee, sublessee or licensee (the “Leased Real Property”). The Company has made available to Buyer or its counsel a true and complete copy of every lease, sublease or license, and each amendment thereto, with respect to the Leased Real Property (the “Leases”), which such Leases (i) permit the current occupation and use of such Leased Real Property by the Company or any of its Subsidiaries and (ii) will continue to be legal, valid and binding in accordance with their respective terms immediately following the Effective Time, except as may result from actions that may be taken following the Effective Time. Each Lease is valid and enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies. There is not, under any Leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto.

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(c) Eminent Domain. To the Knowledge of the Company, none of the Leased Real Property is the subject of any condemnation or eminent domain proceeding.
(d) Utilities. The Leased Real Property is served by all water, electric, gas, telephone, sewer and other utilities reasonably necessary for the conduct of business of the Company and its Subsidiaries as currently conducted.
(e) Damage. No material damage or destruction has occurred with respect to any of the Leased Real Property for which the Company or any of its Subsidiaries may be liable.
4.14 Intellectual Property.
(a) “Intellectual Property” means all U.S. and foreign (i) patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, renewals and extensions of the foregoing), (ii) registered, unregistered and applications to register trademarks, service marks, trade names, trade dress, and logos, including all goodwill associated with the foregoing, (iii) registered, unregistered and applications to register copyrights, together with translations, adaptations, derivations and combinations thereof, (iv) trade secrets, know-how, and proprietary information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures and processes, whether or not patentable, and (v) algorithms and Software, domain names, web sites, inventions, invention disclosures, creations or discoveries (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto, and all other similar intellectual property rights. “Software” means all (i) computer programs, whether in source code or object code form, (ii) data, database specifications, designs and compilations, and (iii) all documentation relating to any of the foregoing.
(b) Schedule 4.14(b)(i) sets forth a list of all Intellectual Property that is owned by the Company or any of its Subsidiaries and that is registered or subject to an application for registration (including the jurisdictions where such Company Owned Intellectual Property is registered or where applications have been filed, and all registration numbers) (“Registered IP”). Schedule 4.14(b)(ii) sets forth a list of all patents, trademarks and copyrights included in the Company Owned Intellectual Property. Except as set forth in Schedule 4.14(b)(iii), the Company and the Subsidiaries, as applicable, have sole title and exclusive ownership of, exclusive licenses or other valid rights to use, free and clear of all Liens (other than Permitted Liens), all Intellectual Property used in their business as presently conducted. The Company and the Subsidiaries are the sole and exclusive owners of the Company Owned Intellectual Property.
(c) Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any material Contract pursuant to which any third party is authorized to use any Company Owned Intellectual Property (“Company Licenses”) or pursuant to which the Company or any of its Subsidiaries is licensed to use Intellectual Property owned by a third party (“Third Party Licenses”). Schedule 4.14(c)(i) sets forth a list of all Company Licenses, except those pursuant to which non-exclusive licenses to Company Owned Intellectual Property are granted to customers in the ordinary course of business pursuant to standard customer agreements of Company or its Subsidiaries, copies of which have been provided to Buyer. Schedule 4.14(c)(ii) sets forth a list of all (i) Third Party Licenses, and (ii) and options, encumbrances or shared ownership of interests relating to any Company Owned Intellectual Property, in each case, material to the business of the Company or any of the Subsidiaries as presently conducted. Except as set forth in Schedule 4.14(c)(i), the Company Owned Intellectual Property together with the Intellectual Property licensed to the Company and its Subsidiaries under valid, enforceable Third Party Licenses constitutes all of the Intellectual Property used in and/or, to the Knowledge of the Company, necessary to the conduct of the business of the Company and its Subsidiaries as such business is currently conducted.

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(d) Except as set forth in Schedule 4.14(d)(i), to the Knowledge of the Company, (i) the conduct of the business of the Company and the Subsidiaries has not, since January 1, 2005, infringed, misappropriated, or otherwise violated in any material respect any Intellectual Property of any third party, and (ii) the conduct of the business of the Company and the Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any third party. Except as set forth in Schedule 4.14(d)(i), since January 1, 2005, neither the Company nor any of the Subsidiaries has received any claim, demand or notice, and no action is pending or threatened against the Company or any of the Subsidiaries, (i) alleging that the Company or any of the Subsidiaries has infringed, misappropriated or otherwise violated in any material respect any Intellectual Property owned by a third party or (ii) challenging the validity, registrability, enforceability or ownership of, or the right of the Company or the Subsidiaries to use, any Company Owned Intellectual Property. Except as set forth in Schedule 4.14(d)(ii), since January 1, 2005, neither the Company nor any of the Subsidiaries has received any notice from a third party (i) requesting the Company or any of the Subsidiaries to license Intellectual Property of such third party or (ii) identifying Intellectual Property of any such third party.
(e) Except as set forth in Schedule 4.14(e)(i), to the Knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Company Owned Intellectual Property. Except as set forth in Schedule 4.14(e)(ii), since January 1, 2005, neither the Company nor any Subsidiary has brought or threatened a claim against or provided notice to any third party (i) alleging that such third party is infringing, misappropriating or otherwise violating in any material respect any Company Owned Intellectual Property or (ii) challenging such third party’s ownership or use, or the validity, registrability, or enforceability, of such third party’s Intellectual Property. Except as set forth in Schedule 4.14(e)(iii), since January 1, 2005, neither the Company nor any of the Subsidiaries has provided notice to a third party requesting such third party to license Company Owned Intellectual Property.
(f) Schedule 4.14(f) sets forth a true, correct and complete list of all material Software included in the Company Owned Intellectual Property. All such Software performs in material conformance with its documentation, is free from any material software defect and, to the Knowledge of the Company, does not contain any self-help mechanism or unauthorized code. To the Knowledge of the Company, no person has gained unauthorized access to such Software. No source code for such Software has been disclosed or licensed to any escrow agent or other Person and the Company or its Subsidiaries are not under any obligation to disclose or license such source code to any Person. Either the Company or one of its Subsidiaries is in possession of, and the Buyer will receive, all such Software, including object and (for Software owned by or for which the Company has source code in its possession) source code, and all related manuals, licenses, and other documentation, as are necessary for the current conduct of the business.
(g) Except as set forth in Schedule 4.14(g), (i) the Company and each Subsidiary do not use and have not used any Open Source Software in any Software distributed by, and material to, the Company or a Subsidiary, and (ii) none of the Software included in the Company Owned Intellectual Property incorporates, contains or requires use of any Open Source Software that does or may require disclosure of any such Software or any other Company Owned Intellectual Property in connection with operation of the business of the Company and its Subsidiaries as presently conducted. “Open Source Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as open source software or similar licensing or distribution models, including software licensed or distributed under any licenses or distribution models similar to GNU’s General Public License or Lesser/Library General Public License or any other open source license listed by the Open Source Initiative at http://www.opensource.org/licenses/alphabetical.

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(h) The current operation of the businesses of the Company and the Subsidiaries does not, and will not, result in any requirement that the Company or any of the Subsidiaries publish, disclose, license or otherwise make available any Company Owned Intellectual Property, including the source code for their (or any of their respective licensors’, if any) respective proprietary Software, libraries, firmware or other computer programs.
(i) The server hardware, Software and supporting equipment (including communications equipment, terminals and hook-ups that interface with third-party Software or systems) used in the Company’s and the Subsidiaries’ network(s) (i) are adequate to support the operation of the business of the Company and its Subsidiaries as presently conducted; (ii) are in satisfactory working order and have sufficient capacity to meet current and reasonably anticipated capacity; (iii) have commercially reasonable security, virus detection, back ups, disaster recovery arrangements, and hardware and software support and maintenance and (iv) except as set forth in Schedule 4.14(i), have not suffered any material error, breakdown, failure, or security breach in the last twenty-four months that has caused material disruption or damage to the operation of the Company’s or its Subsidiaries’ business or that was reportable to any Governmental Entity, and (v) to the Knowledge of the Company do not contain malicious code.
(j) The Company and each of the Subsidiaries maintain commercially reasonable policies, procedures and security measures with respect to the physical and electronic security and privacy of the data, trade secrets and other confidential, proprietary or personal information owned or used by the Company and the Subsidiaries. The Company and the Subsidiaries have, at all times, been in compliance with such policies and procedures, and such policies and procedures comply with all applicable U.S. Laws. Except as set forth in Schedule 4.14(j), to the Knowledge of the Company, there have been no breaches or violations of any such security measures, or any unauthorized access of any data, trade secrets, privacy or other confidential or proprietary information owned or used by the Company and the Subsidiaries. No claim is pending or threatened against the Company or any Subsidiary relating to any such policy, procedure or measure, or any breach or alleged breach thereof.
(k) The Company and each of its Subsidiaries have maintained in connection with its operations, activity, conduct, and business on the World Wide Web (“Web”) and any and all other applicable Internet operations, activity, conduct, and business, a written privacy statement or policy governing the collection, maintenance, and use of data and information collected from users of Web sites owned, operated, or maintained by, on behalf of, or for the benefit of the Company or its Subsidiaries in connection with or related to the Company business or the business of any of its Subsidiaries (“Company Web Sites”), and such privacy statements or policies have been made available to users of Company Web Sites using labeled links consistent with industry standards. Such statement or policy, along with the Company’s and its Subsidiaries’ collection, maintenance, and use of user data and information complies in all material respects with all applicable U.S. Laws, including without limitation laws of the United States Federal Trade Commission (the “FTC”). No claim is pending or threatened against the Company or any of its Subsidiaries relating to or alleging a violation of any Person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any Law or rule, policy, or procedure related to privacy, data protection, information security, or the collection, use, storage or disposal of personal information collected, used, or held for use by the Company and each of its Subsidiaries in the conduct of their business.

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(l) Except as set forth in Schedule 4.14(l), there are no settlements, forbearances to sue, consents, judgments, or Orders or similar obligations which (i) restrict the Company’s or any of the Subsidiaries’ rights to use any Intellectual Property or (ii) permit any third party to use any Company Owned Intellectual Property.
(m) Except as set forth in Schedule 4.14(m), the execution of this Agreement (including the consummation of the transactions contemplated hereby) shall not (i) result in the loss or impairment of the Company’s or any of the Subsidiaries’ rights to or under any of the Company Owned Intellectual Property, (ii) give rise to a right to terminate any agreement under which the Company or any of the Subsidiaries obtains the rights to use any third party Intellectual Property used in the business of the Company of a Subsidiary as presently conducted or proposed to be conducted, (iii) result in the release, disclosure, or delivery of any Company Owned Intellectual Property by or to any escrow agent or other Person, or (iv) result in payment obligations under any intellectual property related agreements which are in excess of the amounts payable prior to the Closing Date.
(n) The Company and the Subsidiaries has required each Person who is or was an employee or contractor of the Company or any of its Subsidiaries and who is or was involved in the creation or development of any Company Owned Intellectual Property to sign, to Knowledge of the Company, a valid, enforceable agreement containing an assignment of Intellectual Property to the Company or one of its Subsidiaries and confidentiality provisions protecting the Company Owned Intellectual Property.
(o) Except as set forth on Schedule 4.14(o), the Company has provided to the Buyer a complete and accurate copy of each current standard form of Contract relating to assignment or licensing of Intellectual Property used by the Company or any of its Subsidiaries, including each current standard form of (i) employee agreement containing assignment or license of Intellectual Property or any confidentiality provision; (ii) consulting or independent contractor agreement containing assignment or license of Intellectual Property; and (iii) confidentiality or nondisclosure agreement.
4.15 Absence of Certain Changes or Events. Since the Balance Sheet Date to the date of this Agreement, except as set forth on Schedule 4.15:
(a) no Company Material Adverse Effect has occurred nor has there occurred any event, development or state of circumstances which could reasonably be expected to result in a Company Material Adverse Effect;
(b) neither the Company nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any Equity Security, or repurchased, redeemed or otherwise reacquired any Equity Securities;
(c) neither the Company nor any of its Subsidiaries have sold, issued or authorized the issuance of any Equity Securities, except for (i) Common Options issued pursuant to the Company Stock Plans and reflected on Schedule 4.2(b) and (ii) Common Stock issued upon the exercise of outstanding Common Options;

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(d) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any Company Stock Plan, (ii) any provision of any Contract evidencing any outstanding Common Option, or (iii) any restricted stock agreements, in each case, other than the acceleration of vesting pursuant to outstanding Common Options as a result of the Mergers;
(e) neither the Company nor any of its Subsidiaries has (i) increased or modified the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any of its current or former directors, employees, contractors or consultants, (ii) increased or modified any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any current or former directors, employees, contractors or consultants of the Company or any of its Subsidiaries, or (iii) entered into any Employee Agreement;
(f) no party to any Material Contract to which the Company or any of its Subsidiaries is a party has given notice to the Company or its Subsidiaries of any intention not to renew, not to extend, to cancel or otherwise terminate or materially modify its business relationship with the Company or its Subsidiaries;
(g) other than the sale obsolete assets and sales of inventory in the ordinary course of business, neither the Company nor any of its Subsidiaries has sold, leased, transferred or assigned any property or assets of the Company or any such Subsidiary;
(h) neither the Company nor any of its Subsidiaries has (i) lent money to any Person (other than pursuant to routine travel advances made to any employee of the Company or its Subsidiaries in the ordinary course of business and consistent with past practice) or (ii) incurred, assumed or guaranteed any Indebtedness or entered into any Contract with respect to the foregoing;
(i) neither the Company nor any of its Subsidiaries has created or assumed any Lien on any asset, except for Permitted Liens;
(j) there has not been any material damage, destruction or loss with respect to the property and assets of the Company or any of its Subsidiaries, whether or not covered by insurance;
(k) neither the Company nor any of its Subsidiaries have made any material Tax election, changed its method of Tax accounting or settled any material claim for Taxes;
(l) there has been no amendment to the Company’s Organizational Documents, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
(m) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;
(n) neither the Company nor any of its Subsidiaries have made any capital expenditure which exceeds $100,000 individually or $500,000 in the aggregate;

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

(o) neither the Company nor any of its Subsidiaries have (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract, or (ii) amended or prematurely terminated, or waived any right or remedy under, any such Material Contract;
(p) the Company has not written off as uncollectible any account receivable or Indebtedness, except in the ordinary course of business consistent with past practice, or established any extraordinary reserve with respect to any account receivable or Indebtedness;
(q) neither the Company nor any of its Subsidiaries have changed any of its methods of accounting or accounting practices in any respect;
(r) neither the Company nor any of its Subsidiaries have threatened, commenced or settled any Action;
(s) neither the Company nor any of its Subsidiaries have entered into any transaction or taken any other action outside the ordinary course of business or inconsistent with its past practices, other than entering into this Agreement and the agreements and transactions contemplated hereby, which would reasonably be expected to result in a Company Material Adverse Effect, and
(t) neither the Company nor any of its Subsidiaries have agreed, whether in writing or otherwise, to do any of the foregoing.
4.16 Contracts.
(a) This Section 4.16 does not relate to Leases, such items being the subject of Section 4.12, or Company Licenses or Third Party Licenses, such items being the subject of Section 4.14.
(b) Schedule 4.16(b) sets forth an accurate and complete list of each Contract to which either the Company or any of its Subsidiaries is party or by which any of them or their respective assets is bound (other than the Employee Agreements, which are listed on Schedule 4.20):
(i) for the purchase of materials, supplies, goods, services, equipment or other assets by the Company or its Subsidiaries (other than purchase orders for inventory or Contracts for services in the ordinary course of business) which (A) involves or is reasonably expected to involve annual payments by the Company or any of its Subsidiaries of $300,000 or more in any 12 month period, or (B) (x) has a residual term as of the date of this Agreement of more than twelve months and (y) is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of less than $300,000;
(ii) for the sale or license by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets, which (A) involves or is reasonably expected to involve a guaranteed annual minimum dollar sales or license amount by the Company or any of its Subsidiaries of $300,000 or more in any 12 month period, or (B) (x) has a residual term as of the date of this Agreement of more than twelve months and (y) is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of less than $300,000;
(iii) that requires the Company or any of its Subsidiaries to purchase its total requirements of any product or service from a third party or that contains “take or pay” provisions;

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

(iv) that is for the sale of materials, supplies, goods, services, equipment or other assets by the Company or any of its Subsidiaries for an aggregate sale price of $175,000 or more in any 12 month period and that contains any most-favored-nation or other provision obligating the Company or any of its Subsidiaries to grant any other Person preferential pricing terms;
(v) that is a note, debenture, bond, equipment trust, letter of credit, capital lease obligation, loan or other Contract for the borrowing or lending of money (other than to employees for travel expenses in the ordinary course of business) or otherwise pertaining to Indebtedness or that is a Contract for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person, in any such case which, individually, is in excess of $175,000;
(vi) that restrains the ability of the Company or any of its Subsidiaries to engage or compete in any manner or in any business, or, to the Knowledge of the Company, that restrains the ability of any employee of the Company or any of its Subsidiaries to work or do business in any industry, at or with a competitor or in any geographic region other than any agreements between such employee and the Company or any of its Subsidiaries;
(vii) that relates to the acquisition or disposition of any business or material assets or properties (whether by merger, sale of stock, sale of assets or otherwise) and pursuant to which the Company or its Subsidiaries have continuing rights or obligations;
(viii) that relates to the compromise or settlement of any litigation or arbitration or other proceeding; and
(ix) that is a collective bargaining Contract or other Contract with any labor organization, union or association.
(c) Except as set forth in Schedule 4.16(c), neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any counterparty, is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in any of the Contracts required to be listed in Schedule 4.16(b) or Schedule 4.20(a) (collectively, the “Material Contracts”).
4.17 Key Customers and Suppliers. Schedule 4.17 sets forth an accurate and complete list of the names and addresses of the top twenty (20) customers on the basis of revenue earned during the 12 months ended on the Balance Sheet Date and the top twenty (20) suppliers on the basis of dollar amount of supplies purchased by the Company and each of its Subsidiaries during the 12 months ended on the Balance Sheet Date. Schedule 4.17 also sets forth an accurate and complete list of each supplier that constitutes a sole source of supply to the Company or any of its Subsidiaries for which a reasonable substitute, in terms of price and quality, is not readily available. Except as set forth in Schedule 4.17, none of such customers or suppliers has terminated, provided written notice of termination or, to the Knowledge of the Company, indicated its intention to terminate or materially reduce purchases from, or supplies to, the Company or any of its Subsidiaries.
4.18 Litigation. Except as set forth on Schedule 4.18, there is no action, suit or proceeding, claim, arbitration, litigation or formal investigation by or before any Governmental Entity (each, an “Action”) pending against the Company or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except as set forth on Schedule 4.18, to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Action against the Company or any of its Subsidiaries. There is no unsatisfied judgment, penalty or award against the Company or any of its Subsidiaries that could reasonably be expected to result in a Company Material Adverse Effect. Each of the Company and its Subsidiaries is in material compliance with each Order entered, issued or rendered by any Governmental Entity to which the Company or any of its Subsidiaries is subject.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

4.19 Employee Benefits.
(a) Schedule 4.19(a) contains a true and complete list of all Company Benefit Plans. Schedule 4.19(a) contains a complete and accurate list in all material respects, as of the date hereof, of all of the employees of the Company and the Company’s Subsidiaries, showing for each such employee: (1) such employee’s name, job title, and location (2) such employee’s annualized compensation and base salary as of the date of this Agreement, separately identifying any bonus payments for 2010; (3) remaining accrued vacation and other leave hours as of the date hereof; (4) leave status (including type of leave), expected date of return for non-disability related leaves and expiration dates for disability-related leaves; and (5) such employee’s date of hire.
(b) For each Company Benefit Plan, as applicable, the Company has provided to Buyer: (i) true and complete copies of such Company Benefit Plan currently in effect, including all amendments thereto and all related trust agreements; (ii) a true and complete copy of the most recent summary plan description, together with each summary of material modifications; (iii) the most recent determination or opinion letter received from the IRS with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code; (iv) the annual report (Form 5500, with all applicable attachments) for the last three years; and (v) all material written Contracts relating to each Company Benefit Plan, including administrative service agreements and group insurance contracts and other funding arrangements that implement each Company Benefit Plan.
(c) The Company and its Subsidiaries do not maintain any Company Benefit Plan subject to laws other than those of the United States.
(d) Except as set forth in the Schedule 4.19(d), neither the Company nor any of its ERISA Affiliates maintains, sponsors, or contributes to, has any obligation to contribute to, or has within the last six years maintained, sponsored or contributed to or within the last six years been required to contribute to, or has any liability (contingent or otherwise, including withdrawal liability as defined in ERISA § 4201) under or with respect to any Pension Plan which is or was (i) a single employer plan within the meaning of Section 4001(a)(15) of ERISA intended to qualify under Section 401(a) of the Code; (ii) a Multiemployer Plan within the meaning of Section 3(37) of ERISA; (iii) subject to Section 302 of ERISA, Title IV of ERISA, or Section 412 of the Code; or (iv) sponsored by more than one employer within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code.
(e) Neither the Company nor any of its ERISA Affiliates has ever maintained, established, sponsored, participated in or contributed to, any employee pension benefit plan in which stock of the Company or its Subsidiaries is or was held as a plan asset.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

(f) Except as set forth on Schedule 4.19(f), the Company and its Subsidiaries have performed all obligations required to be performed by them under, and are not in default or violation of, any Company Benefit Plan and each Company Benefit Plan has been maintained, funded and administered in all material respects in accordance with its terms and with all applicable Laws (including ERISA and the Code). No material “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Benefit Plan and neither the Company, nor to the Knowledge of the Company, any other fiduciary (within the meaning of Section 3(21) of ERISA) of any Company Benefit Plan subject to Part 4 of Title I of ERISA has committed a breach of fiduciary duty that could subject the Company or any of its Subsidiaries to material liability taken as a whole. Except for the Employee Agreements and except as set forth on Schedule 4.19(f), each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to the Buyer or the Company or any of its Subsidiaries (other than ordinary administration expenses or benefits accrued as of the date of such amendment, termination or other discontinuance). There are no actions pending, or, to the Knowledge of the Company, threatened (other than routine claims for benefits) against any Company Benefit Plan. All contributions due from the Company with respect to any of the Company Benefit Plans have been made as required under any applicable Laws and the terms of such Company Benefit Plan, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan for any period through the Closing Date, have been timely made or paid in full, or, in each such case, have been fully reflected on the Company Balance Sheet.
(g) No Company Benefit Plan or Employee Agreement provides retiree life insurance, retiree health or other retiree employee welfare benefits to any employee (or relative or dependent of any Employee), except (i) as may be required by COBRA or other applicable federal, state, or local statute, (ii) disability benefits that have been fully provided for by insurance under one or more Company Benefit Plans set forth on Schedule 4.19(g), and (iii) benefits in the nature of severance pay with respect to one or more Employee Agreements set forth on Schedule 4.19(g).
(h) With respect to each welfare plan, all claims incurred by the Company and its ERISA Affiliates are (i) insured pursuant to a contract of insurance (that does not provide for any retrospective premium adjustments) whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an “HMO”) pursuant to which the HMO bears the liability for claims or (iii) reflected as a liability or accrued for on the financial statements of the Company.
(i) The Company and its ERISA Affiliates have never been party to any arrangement that is or was a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code. All stock options granted by the Company were granted using an exercise price of not less than fair market value of the underlying shares in accordance with applicable regulations under Section 409A of the Code, and are not otherwise subject to the requirements of Section 409A of the Code.
(j) Except as set forth on Schedule 4.19(j), (i) neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract, plan or arrangement that obligates it to make any payments of compensation that will be “excess parachute payments” under Section 280G of the Code and the regulations and guidance promulgated thereunder (as in effect on the date hereof); and (ii) neither the Company nor any of its Subsidiaries are a party to any Contract, nor do any of them have any liability (current or contingent), to compensate any individual for excise Taxes paid pursuant to Section 4999 of the Code; and (iii) the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional events) constitute an event under any Company Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration of vesting, forgiveness of indebtedness, loss of rights, distribution of funds, increase in benefits or obligation to fund benefits with respect to any employee.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

4.20 Labor and Employment Matters.
(a) Schedule 4.20(a) sets forth a list of any written Employee Agreements to which the Company or any of its Subsidiaries is a party. The Company has made available or delivered to the Buyer true and complete copies of all such Employee Agreements.
(b) The Company and each of its Subsidiaries is in compliance with all applicable Laws as of the date of this Agreement respecting terms and conditions of employment, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, labor relations, disability rights or benefits, equal opportunity, plan closure or mass layoff issues, affirmative action, wage and hour laws, occupational safety and health laws, and workers compensation unemployment insurance. Neither the Company nor the Company’s Subsidiaries are engaged, or have ever been engaged, in any unfair labor practice of any nature. There are no administrative charges, court complaints or arbitrations pending or, to the Knowledge of the Company, threatened against the Company or any its Subsidiaries before the U.S. Equal Employment Opportunity Commission or any federal, foreign, state or local court or agency, or arbitrator concerning or relating to any labor, safety or employment matters or under any workers’ compensation or long-term disability plan or policy. The Company has not implemented any employee layoffs that could implicate the WARN Act or any similar state Law.
(c) The Company does not have any unsatisfied obligations to any employee or qualified beneficiary pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation other than the payment of benefits in the ordinary course of business. Neither the Company nor any of its Subsidiaries is a party or subject to any labor union or collective bargaining Contract, nor is any such Contract being negotiated. To the Knowledge of the Company, there are not pending any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company or any of its Subsidiaries. There is no union, works council, employee representative or other labor organization, which, pursuant to applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement.
(d) Schedule 4.20(d) contains a true and complete list of each former employee, officer, director, or other service provider of the Company or its Subsidiaries who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee’s employment with the Company, other than benefits pursuant to COBRA or under any 401(k) Plan maintained by the Company or its Subsidiaries; and Schedule 4.20(d) contains a true and complete description of such benefits.
(e) None of the current or former independent contractors of the Company or its Subsidiaries could be reclassified as an employee and no current or former employees classified as “exempt” from overtime requirements could be reclassified as non-exempt. No independent contractor of the Company or its Subsidiaries is eligible to participate in any Company Benefit Plans.
4.21 Environmental. To the Knowledge of the Company, (a) each of the Company and its Subsidiaries is in material compliance with all applicable Laws relating to protection of human health, safety, or the environment (“Environmental Laws”), (b) each of the Company and its Subsidiaries possesses and is in material compliance with all Authorizations required under Environmental Laws for the conduct of their respective operations and (c) there are no actions pending, nor have there been any claims asserted, against the Company or any of its Subsidiaries alleging a violation of, or liability under, Environmental Laws. Schedule 4.21 contains a correct and complete list of all material Authorizations under Environmental Laws obtained by the Company.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

4.22 Insurance. Schedule 4.22 (as such Schedule shall be updated by the Company prior to Closing to reflect additions and deletions thereto made in accordance with Section 7.1) sets forth an accurate and complete list of all material insurance policies and fidelity bonds which cover any of the Company or its Subsidiaries or their respective businesses, properties, assets, directors or employees (the “Policies”). Such Policies are in full force and effect in all material respects and neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such Policy in a manner that would permit the termination of such Policy or the limitation of any coverage thereunder.
4.23 Minutes and Stock Records. The minute books of the Company and each of its Subsidiaries contain records that accurately reflect in all material respects all meetings and consents in lieu of meetings of their respective Board of Directors and any committees thereof (whether permanent or temporary), and of their respective stockholders, since inception. The stock books of the Company and each of its Subsidiaries accurately reflect the ownership of the capital stock of the entity referenced therein. The Company has made available to Buyer true, correct and complete copies of the minutes, consents and stock books of the Company and each of its Subsidiaries.
4.24 Related Party Transactions. Except as set forth on Schedule 4.24, (a) no Related Party has, and no Related Party has at any time within the last two years had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or any of its Subsidiaries; (b) no Related Party is, or has been within the last two years, indebted to the Company or any of its Subsidiaries; (c) within the last two years, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing involving the Company or any of its Subsidiaries other than (i) employment agreements and other similar compensation arrangements and indemnification agreements with officers and directors of the Company and its Subsidiaries and (ii) in such Related Party’s capacity as a holder of Equity Securities in the Company; (d) no current officer or director of the Company or any of its Subsidiaries is competing, or has at any time within the last two years competed, directly or indirectly, with the Company or any of its Subsidiaries (excluding ownership of 3% of less of the Capital Stock of a publicly traded company that is in competition with the Company); and (e) to the Knowledge of the Company, no Related Party has any claim or right against the Company (other than rights as a securityholder and rights to receive compensation for services performed and benefits as an employee of the Company or any of its Subsidiaries). For purposes of this Section 4.24 each of the following shall be deemed to be a “Related Party”: (a) each individual who is an officer or director of the Company or any of its Subsidiaries; (b) each holder of Company Shares who owns of record in excess of five percent of the outstanding Common Stock or Series A Preferred Stock on a fully diluted basis; (c) each member of the immediate family of each of the individuals referred to in clauses (a) and (b) above; and (d) any trust or other entity (other than the Company) in which any one of the individuals referred to in clauses (a), (b) and (c) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.
4.25 Brokers. Except for J.P. Morgan, whose fees and expenses are the sole responsibility of the Company and constitute Transaction Costs hereunder, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based in any way upon arrangements made by or on behalf of the Stockholders, the Company or any Subsidiary of the Company.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
Each Stockholder hereby represents and warrants severally, and not jointly, as of the date of this Agreement and as of the Closing to Buyer and Merger Subs as follows:
5.1 Authority; No Conflicts; Consents.
(a) Such Stockholder has the requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which such Stockholder is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to which such Stockholder is a party have been duly authorized, executed and delivered by such Stockholder and constitute the valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.
(b) The execution and delivery by such Stockholder of this Agreement and the other agreements contemplated hereby to which such Stockholder is a party do not, and the consummation by such Stockholder of the transactions contemplated hereby and thereby will not, directly or indirectly (i) violate any of the terms or requirements of any Order or Law applicable to such Stockholder or any of its properties or assets, (ii) violate, conflict with, result in a breach of any provision of, constitute a default under, result in the acceleration of, or create in any Person the right to accelerate any material Contract or other material obligation to which such Stockholder is a party, or by which such Stockholder or any of its properties or assets may be bound or affected, or (iii) result in the imposition of any Lien upon the any Equity Securities of the Company held by such Stockholder.
(c) No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be delivered or obtained by such Stockholder in connection with the execution and delivery of this Agreement and the other agreements contemplated hereby to which such Stockholder is a party or the consummation of the transactions contemplated hereby and thereby.
5.2 Ownership of Company Securities. Such Stockholder is the sole record and beneficial owner of the Capital Stock of the Company designated as being owned by such Stockholder set forth in Schedule 4.2(a). Except as noted on Schedule 4.2(a), such Capital Stock is not subject to any Liens (other than restrictions on transfer arising under federal or state securities Laws) or to any rights of first refusal of any kind, and such Stockholder has not granted any rights to purchase such Capital Stock to any other Person. Such Capital Stock constitutes all of the Capital Stock of the Company owned, beneficially or of record, by such Stockholder. Except as set forth in Schedule 4.2(b), such Stockholder has no options, warrants or other rights to acquire Capital Stock of the Company.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

5.3 Absence of Claims.
Such Stockholder is not a party to any, and there are no pending or, to the knowledge of such Stockholder, threatened, Actions against or otherwise affecting such Stockholder and relating to the ownership of Equity Securities of the Company held by such Stockholder, or challenging the validity or propriety of the transactions contemplated by this Agreement, and there is no Order imposed upon such Stockholder or any of its assets that impairs the ability of such Stockholder to enter into, or to perform any of its obligations under, this Agreement or any other agreement or document related hereto or contemplated hereby to which such Stockholder is a party.
5.4 Investment Representations.
(a) Such Stockholder has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as Buyer as to be capable of evaluating the merits and risks of an investment in the Buyer Stock. Such Stockholder has the financial ability to bear the economic risk of his or her investment in the Buyer Stock being acquired hereunder, has adequate means for providing for his or her current needs and contingencies and has no need for liquidity with respect to his or her investment in Buyer.
(b) Such Stockholder is acquiring the shares of Buyer Stock hereunder for investment for his or her own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof; provided, however, that, except for any contractual restrictions on resale of the shares of Buyer Stock acquired hereunder to which such Stockholder has agreed in the Registration Agreement, such Stockholder does not by making the representations herein agree to hold the Buyer Stock for any minimum or other specific term and reserves the right to dispose of the Buyer Stock at any time in accordance with or pursuant to the Registration Agreement, a registration statement or an exemption under the Securities Act. Such Stockholder understands that the shares of Buyer Stock received hereunder have not been registered under the Securities Act, or under the securities Laws of various states, by reason of a specified exemption from the registration provisions thereunder that depends upon, among other things, the bona fide nature of such Stockholder’s investment intent as expressed herein. Such Stockholder acknowledges that its representations and warranties contained herein are being relied upon by Buyer as a basis for the exemption of the issuance of the shares of Buyer Stock hereunder from the registration requirements of the Securities Act and any applicable state securities Laws.
(c) Such Stockholder acknowledges that the shares of Buyer Stock acquired hereunder must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities Laws or an exemption from such registration is available. Such Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Such Stockholder understands that only Buyer can take action to register the shares of Buyer Stock.

**	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (**) DENOTE SUCH OMISSIONS.

(d) Such Stockholder has relied upon independent investigations made by such Stockholder or his or her representatives and is substantially familiar with the business, results of operations, financial condition, prospects and other affairs of Buyer and realizes the shares of Buyer Stock are a speculative investment involving a high degree of risk for which there is no assurance of any return. Such Stockholder has, among other things, received and had the opportunity to review (A) Buyer’s Proxy Statement for the Annual Meeting of Stockholders held on March 29, 2010, (B) Buyer’s Annual Report on Form 10-K for the year ended January 2, 2010 and Quarterly Reports on Form 10-Q for the quarters ended April 3, 2010, July 3, 2010 and October 2, 2010 and (C) all other information filed by Buyer since January 1, 2010 pursuant to the Securities Act or the Exchange Act, including current reports on Form 8-K. Such Stockholder acknowledges that in connection with the transactions contemplated hereby, neither Buyer nor anyone acting on its behalf or any other Person has made, and such Stockholder is not relying upon, any representations, statements or projections concerning Buyer, its present or projected results of operations, financial condition, prospects, present or future plans, acquisition plans, products and services, or the value of the shares of Buyer Stock issued hereunder or Buyer’s business or any other matter in relation to Buyer’s business or affairs, other than as expressly set forth in this Agreement. Such Stockholder has had an opportunity to discuss Buyer’s business, management, financial affairs and acquisition plans with its management, to review Buyer’s facilities, and to obtain such additional information concerning such Stockholder’s investment in the shares of Buyer Stock in order for such Stockholder to evaluate its merits and risks, and such Stockholder has determined that the shares of Buyer Stock are a suitable investment for such Stockholder and that at this time such Stockholder could bear a complete loss of his or her investment.
(e) Such Stockholder is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto and such Stockholder must forego the security, if any, that such a review would provide.
(f) Such Stockholder understands and acknowledges that neither the Internal Revenue Service nor any other Tax authority has been asked to rule on the Tax consequences of the transactions contemplated hereby or by the other agreements entered into in connection herewith and, accordingly, in making his or her decision to acquire the shares of Buyer Stock such Stockholder has relied upon the investigations of such Stockholder’s own tax and business advisors in addition to such Stockholder’s own independent investigations, and that such Stockholder and such Stockholder’s advisors have fully considered all the Tax consequences of such Stockholder’s acquisition of the shares of Buyer Stock hereunder. Except as expressly set forth herein, the Stockholders will be responsible for the full amount of any federal or state and any other Tax liability for which they may be responsible under applicable Tax Law resulting from the consummation of the transactions contemplated by this Agreement and will have no recourse against Buyer, the Company or any of their respective Affiliates for any such Tax liability or for the tax treatment of the transactions contemplated by this Agreement under any federal, state or other applicable Tax Law.
(g) Such Stockholder is an “Accredited Investor” as that term is defined in Rule 501(a) of regulation D under the Securities Act.
(h) No Stockholder has been offered Buyer Stock by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.
(i) Such Stockholder understands that all certificates for the shares of Buyer Stock issued to such Stockholder hereunder shall bear a legend in substantially the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR IF PURSUANT TO RULE 144, A WRITTEN STATEMENT, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

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5.5 No Broker. Except for J.P. Morgan, whose fees and expenses are the sole responsibility of the Company and constitute Transaction Costs hereunder, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based in any way on agreements, arrangements, or understandings made by or on behalf of such Stockholder.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUBS
Each of Buyer and Merger Subs represent and warrant to the Company and the Stockholders that each statement contained in this Article VI is true and correct as of the date hereof and the Closing Date, except as set forth in the Schedules accompanying this Agreement (collectively, the “Buyer Disclosure Schedule”). The Buyer Disclosure Schedule has been organized in sections corresponding to the numbering of this Article VI with disclosures in each such section specifically corresponding to a particular Section of this Article VI.
6.1 Organization and Good Standing; Capitalization.
(a) Each of Buyer and Merger Subs is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate or limited liability company power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have a Buyer Material Adverse Effect.
(b) Buyer owns, directly or indirectly, all of the issued and outstanding Capital Stock of Merger Subs.
(c) As of February 1, 2011, the authorized capital stock of Buyer consisted of (a) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued or outstanding and (b) 180,000,000 shares of Buyer Stock, of which 67,050,552 shares where issued and outstanding. As of February 1, 2011, there were 4,561,189 shares of Buyer Stock subject to issuance pursuant to stock options, restricted stock units, warrants, stock appreciation rights or other Equity Securities. A sufficient number of shares of Buyer Stock have been reserved for issuance (i) as Stock Consideration, and (ii) upon the exercise of Common Options assumed pursuant to Section 2.6(b). The shares of Buyer Stock to be issued in the Mergers, when issued, shall be validly authorized and issued, fully paid and nonassessable and free of Liens or other restrictions on transfer other than pursuant to the Registration Agreement, the Escrow Agreement and applicable federal and state securities Laws. Subject in part to the truth and accuracy of the representations of the Stockholders set forth in Article V hereof, the shares of Buyer Stock to be issued in the Mergers, when issued, will be issued in compliance with the Organizational Documents of Buyer and all applicable federal and state securities Laws.

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6.2 Authority and Enforceability. Buyer and each Merger Sub has the requisite power and authority to enter into this Agreement and any Transaction Document to which it is a party and to consummate the Mergers. The execution and delivery of this Agreement, any of the Transaction Documents to which Buyer or the Merger Subs are a party and the consummation of the Mergers have been duly authorized by all necessary corporate action on the part of Buyer and Merger Subs. This Agreement has been duly executed and delivered by each of Buyer and Merger Subs and, assuming due authorization, execution and delivery by the Company, the Stockholders and the Stockholders’ Representative, constitutes the valid and binding obligation of Buyer and each Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.
6.3 No Conflicts; Consents.
(a) Except for any notices, filings, consents or approvals set forth in Schedule 6.3, the execution and delivery of this Agreement by Buyer and Merger Subs does not, and the consummation of the Mergers by Buyer and Merger Subs will not, (i) violate the provisions of any Organizational Document of Buyer or Merger Subs, (ii) materially violate any Contract to which Buyer or Merger Subs are a party, or (iii) materially violate any Order or Law applicable to Buyer or Merger Subs on the date hereof.
(b) No Authorization, Order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be delivered or obtained by Buyer or Merger Sub in connection with the execution and delivery of this Agreement and the consummation of the Mergers, except for such Authorizations, Orders, registrations, declarations, filings and notices as may be required under the HSR Act and the Other Antitrust Laws and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and a certificate of merger for the Second Merger with the Secretary of State of the State of Delaware.
6.4 Litigation. There is no Action pending or, to the knowledge of Buyer, threatened, against Buyer or Merger Subs which (a) challenges or seeks to enjoin, alter or materially delay the consummation of the Mergers or (b) would reasonably be expected to result in a Buyer Material Adverse Effect.
6.5 Brokers. Except as set forth on Schedule 6.5, which such fees shall be the sole responsibility of Buyer, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any Affiliate of Buyer.
6.6 Financing. Buyer has sufficient funds available to pay, subject to no condition or contingency that, individually in or in the aggregate, could reasonably be expected to prevent, hinder or delay Buyer’s ability to pay, the Vested Common Option Payment, the Merger Consideration and other amounts to be paid by Buyer hereunder.

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6.7 Well-Known Seasoned Issuer Status. As of the date hereof Buyer is, and as of the Closing Date will be, a well-known seasoned issuer eligible to file an automatic shelf registration statement. As of the date hereof Buyer meets, and as of the Closing Date Buyer will meet, the requirements for use of Form S-3 for registration under the Securities Act.
6.8 Solvency. After giving effect to the Mergers and to the payment of the Vested Common Option Payment, the Merger Consideration and any other payments to be made by Buyer on or prior to the Closing Date pursuant to this Agreement, Buyer will be solvent and able to pay its debts as they mature.
6.9 Buyer SEC Documents.
(a) Buyer has made available to the Stockholders, or the SEC’s the Electronic Data Gathering, Analysis and Retrieval database contains in a publicly available format, accurate and complete copies of all annual reports on Form 10-K, quarterly reports on Form 10-Q, registration statements, prospectuses, proxy statements and other statements, reports, schedules, forms and other documents (and all amendments or supplements thereto) filed or furnished by Buyer with the SEC since January 1, 2010 (the “Buyer SEC Documents”). All statements, reports, schedules, forms and other documents required to be filed or furnished by Buyer with the SEC since January 1, 2010 have been so filed or furnished. As of the time it was filed or furnished to the SEC (or, if amended, supplemented or superseded by a subsequent filing, on the date of such filing), (i) each of the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and (ii) no Buyer SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The consolidated financial statements (including any related notes thereto) of Buyer included in the Buyer SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (A) as may be indicated in the notes thereto, (B) as permitted by Regulation S-X, (C) as permitted by Form 10-Q or (D) that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount) and (iii) fairly present in all material respects the consolidated financial position of Buyer and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Buyer and its Subsidiaries as at the dates and for the periods covered thereby (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).
(c) Since the date of the listing of its securities, Buyer has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market LLC.

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ARTICLE VII
COVENANTS
7.1 Conduct of Business. Except as may be consented to in writing by Buyer or except as specifically contemplated by this Agreement, the Company hereby covenants to Buyer and Merger Subs that, during the period commencing on the date of this Agreement and ending on the earlier to occur of (a) the Closing Date or (b) the termination of this Agreement in accordance with Section 10.1 below (the “Interim Period”), the Company shall conduct the business of the Company only in the ordinary course of business consistent with past practices and shall use its reasonable best efforts to (i) preserve intact the Company’s present business organization, (ii) keep available the services of its current officers and employees, (iii) preserve in all material respects its present relationships with customers, suppliers, and others having business dealings with it and (iv) take no action which would reasonably be expected to materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as expressly provided in this Agreement or as set forth on Schedule 7.1, during the Interim Period, the Company shall not do, cause or permit any of the following without the Buyer’s prior written consent:
(a) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to any Equity Security, or repurchase, redeem or otherwise reacquire any Equity Securities; or split, combine or reclassify any Equity Securities;
(b) sell, issue or authorize the issuance of any Equity Securities or other securities of the Company (except for Common Stock issued upon the exercise of outstanding Common Options);
(c) cause or permit any amendments to the Company’s or any of its Subsidiaries’ Organizational Documents;
(d) amend or waive any of its rights under, or, except as required by any Company Plan or Contract evidencing any outstanding Common Options, permit the acceleration of vesting under, (i) any provision of any Company Stock Plan, (ii) any provision of any Contract evidencing any outstanding Common Option, or (iii) any restricted stock agreements;
(e) except as required by any Company Plan or Contract, (i) increase or modify the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any of its or their current or former directors, employees, contractors or consultants, (ii) increase or modify any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any current or former directors, employees, contractors or consultants of the Company or any of its Subsidiaries, or (iii) enter into or modify any Employee Agreement;
(f) sell, assign, transfer, convey, lease, license or otherwise dispose of or encumber any property or assets having a value individually exceeding $100,000 or an aggregate value exceeding $500,000, other than sales of obsolete assets and sales of inventory in the ordinary course of business consistent with its past practice;
(g) incur any Indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except in the ordinary course of business;
(h) mortgage, pledge or subject to Liens, other than Permitted Liens, any properties or assets of the Company or any of its Subsidiaries except pursuant to existing Contracts;
(i) make any material change (or file any such material change) in any method of Tax accounting, make, change or rescind any material Tax election, or settle or compromise any material Tax liability.

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(j) make any capital expenditure or commit to make any capital expenditure which in any one case exceeds $300,000 or capital expenditures which in the aggregate exceed $750,000 other than such expenditures undertaken in order to replace or repair capital goods of the Company or any of its Subsidiaries in the ordinary course of business;
(k) except in the ordinary course of business, enter into any Contract that would be required to be listed as a Material Contract if such Contract were in effect on the date hereof or, except for amendments, terminations or non-renewals in the ordinary course of business and consistent with past practices or terminations of any Contract relating to Material Indebtedness, materially amend, terminate or fail to use its commercially reasonable efforts to renew any Material Contract;
(l) make any material change in any of the Company’s accounting methods, principles or practices, except for changes made in compliance with GAAP;
(m) commence or settle any Action;
(n) make any loans or advances, other than routine advances to employees consistent with past practice or forgive or discharge in whole or in part any outstanding loans or advances;
(o) except in the ordinary course of business consistent with past practice, (i) transfer or license to any Person any rights to any Intellectual Property other than in the ordinary course of business consistent with past practice, (ii) grant, extend, amend (except as required in the diligent prosecution of the material Intellectual Property), waive or modify any rights in or to any Intellectual Property, (iii) fail to diligently prosecute any material patent applications or (iv) fail to exercise a right of renewal or extension under any Intellectual Property;
(p) enter into a material transaction or take any other material action outside the ordinary course of business consistent with past practice, other than the termination of any Material Indebtedness;
(q) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person; or
(r) take or agree to take, whether in writing or otherwise, any of the foregoing actions, or any action which could reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform one or more covenants required hereunder to be performed by the Company, in such a manner that the conditions to Closing set forth in Sections 9.2(a) and 9.2(b) would not be satisfied.
7.2 Access; Confidentiality; Publicity.
(a) During the Interim Period, the Company shall (i) give Buyer, Merger Subs and their respective Agents reasonable access to all books, records, personnel, offices and other facilities and properties of the Company, (ii) permit Buyer, Merger Subs and their respective Agents to make such copies and inspections thereof as may reasonably be requested, and (iii) cause the officers of the Company to furnish Buyer, Merger Subs and their respective Agents with such financial and operating data and other information with respect to the business and properties of the Company as Buyer, Merger Subs and their respective Representatives may from time to time reasonably request; provided, that any such access shall be pursuant to advance written notice and shall be conducted at reasonable times, and in such a manner as to not to unreasonably interfere with the normal operation of the business of the Company.

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(b) The provisions of the Confidentiality Agreement between the Company and Buyer, dated December 3, 2010 (the “Confidentiality Agreement”), shall remain binding and in full force and effect in accordance with its terms until the Closing.
(c) None of the Company, the Stockholders or any of their Affiliates shall, without the approval of Buyer, which such approval shall not be unreasonably withheld, issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement, and Buyer will use commercially reasonable efforts to consult with the Company prior to issuing any press release or making any public statements with respect to the transactions contemplated by this Agreement; provided, however, that nothing herein shall be deemed to prohibit the Parties from (i) making any public disclosure Buyer or the Company, as applicable, deems necessary or appropriate under applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or stock market, in which case the Party required to make the release or announcement shall allow the other Party reasonable time to comment on such release or announcement in advance of such issuance or (ii) making any public disclosure which is consistent with any press release previously approved or made by Buyer.
7.3 Regulatory Approvals.
(a) The Company and Buyer shall, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file with (i) the FTC and the United States Department of Justice (the “DOJ”), the notification and report form required for the Merger and any supplemental information requested in connection therewith pursuant to the HSR Act, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act and (ii) any other Governmental Entity, any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any Other Antitrust Laws. Each of the Company and Buyer shall furnish to each other’s counsel such necessary information (which the receiving party shall treat as confidential information to be kept confidential in the manner required under the Confidentiality Agreement) and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any Other Antitrust Laws and shall consult with each other in good faith prior to making any such filing or submission. Buyer shall pay all filing fees payable in connection with such filings.
(b) Each of the Company and Buyer shall use reasonable best efforts to promptly obtain any clearance required under the HSR Act and any Other Antitrust Laws for the consummation of the transactions contemplated by this Agreement and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Governmental Entity and shall comply promptly with any such inquiry or request. Each of the Company and Buyer shall take commercially reasonable steps necessary to avoid or eliminate each and every impediment under any applicable Law that may be asserted against it by any Governmental Entity or any other Person so as to enable the Parties to expeditiously consummate the Mergers; provided, that neither Party shall be required to make any divestiture, or agree to hold separate, or to any other structural or conduct relief in order to obtain clearance from any Governmental Entity and none of the Company, the Stockholders, Buyer or their respective Affiliates shall be obligated to contest, administratively or in court, any Order or Action of any Governmental Entity or any other Person respecting the transactions contemplated by this Agreement.

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(c) The Parties commit to instruct their respective counsel to cooperate with each other and use commercially reasonable efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act and the any Other Antitrust Laws at the earliest practicable dates. Such commercially reasonable efforts and cooperation include counsel’s undertaking (i) to keep each other appropriately informed of communications from and to personnel of the reviewing Governmental Entity, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Entity.
7.4 Fulfillment of Closing Conditions; Consents; Further Assurances. At and prior to the Closing, each Party shall use commercially reasonable efforts to fulfill, and to cause each other to fulfill, as soon as practicable the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its or his control. In connection with the foregoing, each Party will (i) refrain from any actions that would cause any of its representations and warranties to be inaccurate as of the Closing, and take any reasonable actions within its control that would be necessary to prevent its representations and warranties from being inaccurate as of the Closing, (ii) execute and deliver the applicable agreements and other documents referred to in Article IX, (iii) comply with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby, (iv) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any Required Consents (v) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby.
7.5 Financial Statements. During the Interim Period, the Company shall use reasonable best efforts to cause Ernst & Young LLP (as its independent accountants) to (i) prepare in the ordinary course the audit of the (A) consolidated balance sheet for the Company at February 28, 2011 and (B) related consolidated statements of operations, shareholders’ equity and cash flows of the Company for the fiscal year ending February 28, 2011 and (ii) deliver prior to April 15, 2011 an unqualified opinion with respect to such consolidated balance sheet and consolidated statements of operations, shareholders’ equity and cash flows (the “2011 Audited Financial Statements”). The Parties acknowledge that for purposes of this Agreement, the costs associated with preparing the 2011 Audited Financial Statements (the “Financial Statement Audit Costs”) shall be borne by the Company and not the Stockholders and, accordingly, upon consummation of the transactions contemplated hereby, such Financial Statement Audit Costs shall not constitute Transaction Costs hereunder.
7.6 Directors’ and Officers’ Insurance and Indemnification.
(a) For a period of six years after the Closing Date, Buyer shall cause the Surviving Entity (or any successor) to indemnify each Person who is or was a director or officer of the Company at or prior to the Closing Date (collectively, the “Directors and Officers”) for any claim or action that may be instituted or asserted by any Person (“Covered Claims”) as and to the fullest extent permitted by the indemnification provisions of the Company’s Organizational Documents in effect on the date hereof (notwithstanding whether such provisions are mandatory or permissive) and the DGCL (including, without limitation, Section 102(b)(7) and Section 145 as in effect as of the date hereof); provided, however, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Surviving Entity’s Organizational Documents will contain provisions with respect to exculpation and indemnification for Covered Claims that are at least as favorable to the indemnified parties thereunder as those contained in this Section 7.6 and the Company’s Organizational Documents as in effect on the date hereof, which provisions shall not be repealed, amended or otherwise modified for a period of six years from the Closing Date in a manner that would adversely affect the rights of individuals who, at any time prior to the Closing Date, were indemnified parties thereunder, except as required by applicable Law.

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(b) For a period of six years after the Closing Date, Buyer shall cause the Surviving Entity (or any successor) to maintain directors’ and officers’ liability insurance policies with respect to Covered Claims (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); provided, however, that Buyer shall only be required to provide coverage amounts that can be purchased with the payment of premiums in amounts of not more than 300% of the premiums paid by the Company for such coverage as of the date of this Agreement.
(c) This Section 7.6 shall be for the benefit of, and shall be enforceable by, the Company’s current or former Directors and Officers, and their respective heirs, executor, administrators and estates.
7.7 Employee Matters.
(a) Benefits Effective as of October 1, 2011 or as soon as administratively practicable following October 1, 2011, Buyer shall cause employees of the Company and its Subsidiaries who continue to be employed by the Surviving Entity and its Subsidiaries on and after the Closing Date to be eligible to participate in the GSI Commerce, Inc. Group Health and Welfare Plan (the “Buyer Health Plan”). From the Closing until employees of the Company and its Subsidiaries are eligible to participate in the Buyer Health Plan, Buyer shall cause the Surviving Entity to continue to provide group health coverage to such employees so that they have no gap in coverage. As soon as administratively practicable following the Closing Date, Buyer shall cause employees of the Company and its Subsidiaries who continue to be employed by the Surviving Entity and its Subsidiaries on and after the Closing Date to be eligible to participate in the GSI Commerce, Inc. 401(k) Plan. Buyer further agrees that, from and after the Closing Date, Buyer shall, and shall cause the Surviving Entity and its Subsidiaries to, grant all employees of the Company and its Subsidiaries who continue to be employed by the Company and its Subsidiaries on and after the Closing Date credit for service with the Company and its Subsidiaries earned prior to the Closing Date measured from the most recent date of hire or such earlier date as required by applicable Law (x) for eligibility and vesting purposes and (y) for purposes of vacation accrual and severance benefit determinations (to the extent years of service is relevant to the level of benefits for which an employee is eligible), under any benefit or compensation plan, program, agreement or arrangement that may be established or maintained by the Buyer or the Surviving Entity or any of its Subsidiaries on or after the Closing Date (the “Buyer Plans”); provided, however, that in no event shall such service credit result in any duplication of benefits. In addition, Buyer shall use commercially reasonable efforts to (i) cause to be waived all pre existing condition exclusions (and shall waive them to the extent required by applicable Laws) and actively at work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under the Buyer Health Plan to the extent waived or satisfied by an employee under any Company Benefit Plan as of the Closing Date, and (ii) provide credit for deductibles, co-pays and other out-of-pocket expenses incurred by any employee under any Company Benefit Plan for the plan year that includes the Closing Date.

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(b) Employee Communications. No officer, director, employee, agent or representative of the Company or any of its Subsidiaries shall make any communication to employees of the Company or any of its Subsidiaries regarding any compensation or benefits to be provided after the Closing Date without the advance written approval of Buyer.
(c) No Third Party Beneficiaries. Except as specifically contemplated by Section 7.6(c) herein, the Parties expressly acknowledge and agree that nothing in this Agreement (i) is intended to create a contract between Buyer, the Surviving Corporation, the Company, any of the Company’s Subsidiaries, or the Company’s ERISA Affiliates on the one hand and any employee of the Company, any of the Company’s Subsidiaries, or the Company’s ERISA Affiliates, on the other hand, and no employee of the Surviving Corporation, the Company, any of the Company’s Subsidiaries, or the Company’s ERISA Affiliates may rely on this Agreement as the basis for any breach of contract claim against Buyer, the Surviving Corporation, the Company, any of the Company’s Subsidiaries, or the Company’s ERISA Affiliates; and (ii) shall be deemed or construed to limit Buyer’s or the Surviving Corporation’s right to terminate the employment of any employee of the Surviving Corporation or any of the Surviving Corporation’s Subsidiaries after the Closing.
(d) Company Benefit Plans. The Company shall adopt a resolution terminating the Minnesota Life 401(k) Plan (the “401(k) Plan”) effective immediately prior to the Effective Time. No later than three Business Days prior to the Effective Time, the Company shall provide Buyer with evidence that resolution has been adopted and shall also take all such other actions in furtherance of terminating the 401(k) Plan as Buyer may reasonably require. In the event that termination of the 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other extraordinary fees, then the Company shall take commercially reasonable measures to reasonably estimate the amount of such charges or fees and provide such estimate in writing to Buyer no later than three Business Days prior to the Closing Date.
7.8 Stockholder Approval. Each Stockholder hereby waives any appraisal rights to which it may become entitled under Section 262 of the DGCL in respect of the Merger. The Stockholders and the Company shall use reasonable best efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval for the transactions contemplated by this Agreement, pursuant to a written consent of the holders of Company Shares in accordance with the applicable requirements of the Delaware General Corporation Law. The Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all holders of Company Shares that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the holders of Company Shares and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform Buyer of the date on which such notice was sent.
7.9 Exclusivity. During the Interim Period, except with respect to this Agreement and the transactions contemplated hereby, the Company and the Stockholders agree that they will not, and they will cause the Company’s Subsidiaries and the Company’s and its Subsidiaries’ respective directors, officers, employees, Affiliates and other agents and representatives (including any investment banking, lending, financing, legal or accounting firm retained by it or any of them and any individual member or employee of the foregoing) (each, an “Agent”) not to: (a) initiate, encourage, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution, equity investment or similar transaction involving, or any purchase

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of all or any substantial portion of the assets or any securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a “Proposal”); (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to a Proposal; (c) otherwise facilitate or cooperate in any effort or attempt to make, implement or accept a Proposal; or (d) enter into Contract with any Person relating to a Proposal. If the Company, any of its Subsidiaries or any Agent has provided any Person (other than Buyer’s or the Company’s or its Subsidiaries’ Agents) with any confidential information or data relating to a Proposal, they shall request the immediate return thereof. The Company shall notify Buyer immediately if any inquiries, proposals or offers related to a Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to a Proposal are sought to be initiated or continued with, it, any of its Subsidiaries or any of their respective directors, officers, employees and Affiliates or, to its Knowledge, any other Agent. Such notice shall disclose the identity of the party making, and the terms and conditions of, any such Proposal, inquiry or request, and shall include a true and complete copy of such Proposal, inquiry or request, if in writing.
7.10 Restrictive Covenants.
(a) From and after the Closing, each Stockholder and Non-Compete Party shall keep confidential any confidential information of the Company (and its Subsidiaries), including any information constituting or relating to trade secrets of the Company (and its Subsidiaries) or confidential Intellectual Property of the Company (and its Subsidiaries), or any confidential information of Buyer, Merger Subs or any of their respective Affiliates acquired in connection with the transactions contemplated hereby, except to the extent that such information (a) is in the public domain through no fault of such Stockholder or Non-Compete Party, or (b) was lawfully acquired after the Closing from sources, other than Buyer, Merger Subs or any of their respective Affiliates, which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation of such Stockholder or Non-Compete Party. If any Stockholder or Non-Compete Party is compelled to disclose any such information by judicial or administrative process or by other requirements of law, such Stockholder or Non-Compete Party shall promptly notify Buyer in writing and shall disclose only that portion of such information that such Stockholder or Non-Compete Party reasonably believes after consultation with counsel, is legally required to be disclosed; provided, however, that each such Stockholder or Non-Compete Party shall exercise reasonable best efforts at Buyer’s expense to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
(b) During the period beginning immediately after the Closing and ending on the fourth anniversary of the Closing Date (the “Non-Compete Period”), each Non-Compete Party covenants and agrees not to, directly or indirectly, any where in the world, own, manage, operate, control, consult for, advise, finance or participate in the ownership, management, operation, control, consultation for, advising, or financing of, or permit its name to be used by or in connection with, any Person engaged, directly or indirectly, in any activity or business that generates a significant portion of its revenues from the sale of licensed team sports merchandise and accessories across major collegiate and professional team sports; provided, however, that the ownership by a Non-Compete Party and its Affiliates, collectively, of an aggregate of 3% or less of the outstanding stock of any publicly-traded company shall not violate the provisions of this Section 7.10(b) so long as no such Non-Compete Party is an officer, director or controlling person with respect to such publicly-traded company.
(c) During the Non-Compete Period, no Non-Compete Party shall, directly or indirectly, call-on, solicit or induce, or attempt to solicit or induce, any customer or supplier of Buyer or any of its Subsidiaries existing on or after the date hereof (including the Surviving Corporation) to discontinue or reduce or modify the extent of such relationship with Buyer or any of such Subsidiaries.

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(d) During the Non-Compete Period, no Non-Compete Party shall, directly or indirectly, hire, employ or solicit the employment of, or induce any employee of Buyer or any of its Subsidiaries to leave the employ Buyer or any of its Subsidiaries (including the Surviving Corporation) for any reason whatsoever.
(e) In the event of any breach or threatened breach by any Stockholder or Non-Compete Party of any of the provisions contained in Sections 7.10(a), (b), (c) or (d), as applicable, Buyer shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any confidential information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations contained in such Sections. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages.
7.11 Resignations. On the Closing Date, the Company shall cause to be delivered to Buyer duly signed resignations, effective immediately upon the Closing, of all directors of their position as a director and all officers of their position as an officer of the Company and each Subsidiary of the Company for which Buyer has requested in writing at least five (5) Business Days prior to Closing; provided that no such resignation by any individual shall be a resignation from employment with the Company or such Subsidiary if such individual is so employed.
7.12 Required Consents. The Company shall use commercially reasonable efforts to obtain the Consents set forth as items 1-10 on Schedule 4.5 prior to the Closing Date; provided that, in no event shall the failure to obtain such Consents prior to the Closing Date constitute a breach of a representation, warranty or covenant hereunder, result in the failure of any condition to Closing set forth herein (or otherwise provide the Buyer with any right of termination hereunder) or be the subject of any indemnification claim pursuant to Section 11.2(a), except to the extent the Company fails to use commercially reasonable efforts as contemplated by this Section 7.12.
ARTICLE VIII
TAX MATTERS
8.1 Tax Returns for Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared (in a manner consistent with prior practice) and timely file or cause to be timely filed all Tax Returns for the Group Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit the Stockholders’ Representatives to review and comment on such Tax Returns prior to filing. Buyer shall deduct from the Escrow Funds, no later than two (2) Business Days before the due date (giving effect to any validly obtained extension thereof) for such Tax Return, the amount of any Pre-Closing Taxes payable by a Group Company with respect to such Tax Return to the extent such amounts were not accrued for on the Balance Sheet. Buyer shall not file an amended return with respect to any previously filed Tax Return, except as required by Law.

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8.2 Tax Returns for Periods Beginning Before and Ending After the Closing Date.
(a) Buyer shall prepare or cause to be prepared (in a manner consistent with prior practices to the extent compliant with applicable Law) and timely file or cause to be timely filed any Tax Returns of a Group Company for Tax periods that begin before the Closing Date and end after the Closing Date (a “Straddle Period”). Buyer shall deduct from the Escrow Funds, no later than two (2) business days before the due date (giving effect to any validly obtained extension thereof) for such Tax Return, any amount allocable to the portion of such Straddle Period ending on the Balance Sheet Date pursuant to subsection (b) of this Section 8.2 with respect to such taxable periods covered by such Tax Return to the extent that such amounts were not accrued for on the Balance Sheet. Buyer shall permit the Stockholders’ Representatives to review and comment on such Tax Returns prior to filing. For the avoidance of doubt, the Company will claim all deductible Transaction Costs on the Company’s final Tax Return and will not apply the “next day rule” of Treasury Regulation Section 1.1502-76 to claim such deductions on the Buyer’s consolidated tax return.
(b) In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Balance Sheet Date for all purposes of this Agreement (including the calculation of Pre-Closing Taxes) shall be deemed to be:
(i) In the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Balance Sheet Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period; and
(ii) In the case of Taxes not described in (i) above (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Balance Sheet Date.
8.3 Cooperation on Tax Matters. (i) Buyer, each Group Company and the Stockholders’ Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the provision of adequate notice regarding any tax proceeding and the retention and (upon another party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Group Company and the Stockholders’ Representative agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, to allow the other party to take possession of such books and records. The Stockholders’ Representative shall have the right, at its owns expense, to control the conduct and settlement of, and represent the Company’s interest in, any Tax proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice, but reasonably satisfactory to Buyer, for such purpose. Buyer shall have the right to participate in such Tax proceeding at its own expense, and shall be entitled to control the disposition of any issue involved in such Tax proceeding that does not relate to or affect an indemnified Tax. The Stockholders’ Representative and Buyer shall be entitled to represent their own interests in light of their responsibilities (including indemnity obligations) for Taxes, at their own expense, in any Tax proceeding involving a taxable period that includes but does not end on the Closing Date. Notwithstanding the foregoing provisions of this Section 8.3, neither the Stockholders’ Representative nor Buyer shall agree to any settlement on behalf of the Company with respect to any Tax proceeding without the consent of the other if such settlement could reasonably be expected to affect, respectively, any Tax liability of an Indemnitee that is not an indemnified Tax, or any amount of an indemnified Tax. Except as otherwise provided in this Section 8.3, the provisions of Article XI shall govern the manner in which Tax proceedings are conducted.

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8.4 Transfer Taxes. All Transfer Taxes (including any penalties and interest) incurred in connection with this Agreement shall be paid 50% by the Buyer and 50% by the Stockholders. Buyer will file all necessary Tax Returns and other documentation with respect to all such transfer (including real property transfer and stock transfer), documentary, sales, use, stamp, registration and other Taxes and fees, provided that the Stockholders shall cooperate with Buyer in the preparation and making timely filings of such Tax Returns and will execute such Tax Returns as required by applicable Law.
8.5 Tax Refunds. The Stockholders shall be entitled to any refund of Taxes (including any interest paid thereon) of a Group Company for any Tax period ending on or before the Balance Sheet Date and for the portion of any Straddle Period ending on the Balance Sheet Date, treating the pre-Closing portion of any such Straddle Period as a separate Tax period, but only to the extent such Tax refund was not reflected as an asset of the Company on the Balance Sheet, or was received in connection with a refund request filed prior to the end of the Survival Period, or was received in connection with a Tax proceeding commenced before the end of the Survival Period.
8.6 Tax-Free Reorganization. Buyer, Merger Subs and the Company shall not take, and shall not permit any of the Subsidiaries (including, in the case of Buyer, the Merger Subs), Affiliates, representatives or any “related person” (within the meaning of such term as used in Treasury Regulations Section 1.368-1) to take, any action that would prevent the Mergers, taken together in the manner described in Revenue Ruling 2001-46, from qualifying as a reorganization described in Section 368(a) of the Code. Merger Sub II will not, in connection with the transactions provided for herein, elect to be treated as a corporation for U.S. federal income tax purposes, be merged with or into any entity that is treated as other than an entity whose separate existence from Buyer is disregarded for U.S. federal income tax purposes, transfer any portion of its assets to an entity that is treated as a corporation for U.S. federal income tax purposes or take any action that would cause it not to be treated as an entity whose separate existence from Buyer is disregarded for U.S. federal income tax purposes. Buyer will not, in connection with the transactions provided for herein, take any action which would cause Merger Sub II not to be treated as an entity whose separate existence from Buyer is disregarded for U.S. federal income tax purposes. The parties hereto intend that the Mergers, taken together in the manner described in Revenue Ruling 2001-46, shall qualify as a reorganization described in Section 368(a) of the Code. For the avoidance of doubt, the parties hereto acknowledge that, in determining whether the payment of Merger Consideration and other relevant amounts pursuant to this Agreement satisfy the continuity of interest requirement of Treasury Regulation Section 1.368-1(e), the “signing date rule” of Treasury Regulation Section 1.368-1T(e)(2) (as utilized by Prop Reg. Section 1.368-1 pursuant to Notice 2010-25) shall be applicable to the valuation of the Stock Consideration. The Parties hereto shall prepare all books, records, and filings in a manner consistent with this Section 8.6.

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ARTICLE IX
CONDITIONS TO CLOSING
9.1 Conditions to Obligations of Buyer and the Company. The obligations of Buyer and the Company to consummate the Merger is subject to the satisfaction of the following conditions:
(a) The waiting period applicable to the consummation of the Merger under the HSR Act and any applicable waiting periods under the Other Antitrust Laws shall have expired or been terminated and all other Authorizations and Orders of, declarations and filings with, and notices to any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made.
(b) No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall be in effect. No Law shall have been enacted or shall be deemed applicable to the Merger which makes the consummation of the Merger illegal.
(c) The Certificate of Merger shall be accepted for filing with the Secretary of State of the State of Delaware.
(d) The Requisite Stockholder Approval shall have been obtained.
9.2 Conditions to Obligation of Buyer and Merger Sub. The obligation of Buyer and Merger Sub to consummate the Merger is subject to the satisfaction (or waiver by Buyer in its sole discretion) of the following further conditions:
(a) Each of the representations and warranties of the Company set forth in this Agreement (except in Section 4.2) shall be true and correct as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, in each case except where the failure to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) would not reasonably be expected to have a Company Material Adverse Effect; and (ii) the representations and warranties set forth in Section 4.2 shall be true and correct in all respects (except for de minimis variances and any variances resulting from the exercise of Common Options after the date of this Agreement).
(b) The Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with at or prior to the Closing Date.
(c) Buyer shall have received a certificate signed by the Chief Executive Officer of the Company, on behalf of the Company and not in his individual capacity, certifying that the conditions relating to the Company set forth in Section 9.2(a) and (b) have been satisfied (the “Company Compliance Certificate”).
(d) There shall not have occurred a Company Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Company Material Adverse Effect.
(e) Since the date of this Agreement, there shall not have been commenced or threatened against Buyer or the Company any Action involving any challenge to, or seeking damages or other relief in connection with the transactions contemplated by this Agreement or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with such transactions.

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(f) Buyer shall have received an opinion from Morgan, Lewis & Bockius LLP, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Mergers, taken together, should be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of Buyer, Merger Sub, Merger Sub II, the Company or others reasonably requested by such counsel. For the avoidance of doubt, such opinion shall acknowledge that, in determining whether the payment of the Merger Consideration and other relevant amounts pursuant to this Agreement satisfy the continuity of interest requirement of Treasury Regulation Section 1.368-1(e), the “signing date rule” of Treasury Regulation Section 1.368-1T(e)(2) (as utilized by Prop Reg. Section 1.368-1 pursuant to Notice 2010-25) shall be applicable to the valuation of the Stock Consideration. Furthermore, for the purpose of determining whether the payment of the Merger Consideration and other relevant amounts pursuant to this Agreement satisfy the continuity of interest requirement of Treasury Regulation Section 1.368-1(e), the opinion shall assume that at least forty percent (40%) of such amounts must be payable in Buyer Stock (as compared to cash or other consideration) in order for the Mergers to be treated as an integrated “reorganization” within the meaning of Section 368(a) of the Code. In the event that Morgan, Lewis & Bockius LLP is unwilling to provide such opinion, Buyer shall accept such opinion from Paul, Hastings, Janofsky & Walker LLP, if such firm will provide the same to Buyer.
(g) The Escrow Agent and the Stockholders’ Representative shall have duly executed and delivered the Escrow Agreement.
(h) On or before the Closing Date, the Company shall have delivered to Buyer a certification in the form reasonably agreed to by Buyer and the Company for purposes of satisfying Buyer’s obligations under Treasury Regulation Section 1.1445-2(c)(3).
(i) With respect to all holders of Company Shares that are entitled to appraisal rights under Section 262 of the DGCL and who have not validly waived such appraisal rights pursuant to Section 7.8 or otherwise, the period to demand appraisal rights thereunder shall have expired, and no holder of Company Shares shall have demanded or purported to demand appraisal rights (and not withdrawn such demand) in accordance with the provisions of Section 262 of the DGCL.
(j) The Company shall have delivered, in form and substance reasonably acceptable to Buyer, (i) payoff letters from each lender with respect to all Material Indebtedness outstanding at the Effective Time and (ii) letters evidencing the termination of the FT-WD Letter of Credit and the BOA Revolving Loan, which, in each case, provide for satisfaction in full of all Material Indebtedness outstanding thereunder, termination of such credit facilities or other underlying agreements and the full and final release of any and all Liens relating thereto on the assets of the Company and its Subsidiaries following receipt of the amount set forth in such payoff letters or upon the consummation of the Merger, as applicable.
(k) The Company shall have delivered, in form and substance reasonably acceptable to Buyer, a duly executed termination agreement terminating that certain consulting agreement with Insight Venture Management, LLC, effective August 1, 2007.
(l) To the extent that the Closing does not occur on or prior to April 15, 2011, the Company shall have delivered to Buyer, the 2011 Audited Financial Statements.

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9.3 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company in its sole discretion) of the following further conditions:
(a) Each of the representations and warranties of Buyer and Merger Subs set forth in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, in each case except where the failure to be true and correct (without giving effect to any limitation as to “materiality” or “Buyer Material Adverse Effect” set forth therein) would not reasonably be expected to have a Buyer Material Adverse Effect.
(b) Buyer and Merger Subs shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with at or prior to the Closing Date.
(c) The Company shall have received certificates signed on behalf of each of Buyer (by the President of Buyer) and Merger Subs (by the President of each Merger Sub) certifying that the respective conditions relating to them set forth in Section 9.3(a) and (b) have been satisfied.
(d) The Company shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that the Mergers, taken together, should be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of Buyer, Merger Sub, Merger Sub II, the Company or others reasonably requested by such counsel. For the avoidance of doubt, such opinion shall acknowledge that, in determining whether the payment of the Merger Consideration and other relevant amounts pursuant to this Agreement satisfy the continuity of interest requirement of Treasury Regulation Section 1.368-1(e), the “signing date rule” of Treasury Regulation Section 1.368-1T(e)(2) (as utilized by Prop Reg. Section 1.368-1 pursuant to Notice 2010-25) shall be applicable to the valuation of the Stock Consideration. Furthermore, for the purpose of determining whether the payment of the Merger Consideration and other relevant amounts pursuant to this Agreement satisfy the continuity of interest requirement of Treasury Regulation Section 1.368-1(e), the opinion shall assume that at least forty percent (40%) of such amounts must be payable in Buyer Stock (as compared to cash or other consideration) in order for the Mergers to be treated as an integrated “reorganization” within the meaning of Section 368(a) of the Code. In the event that Paul, Hastings, Janofsky & Walker LLP is unwilling to provide such opinion, the Company shall accept such opinion from Morgan, Lewis & Bockius LLP, if such firm will provide the same to the Company.
(e) There shall not have occurred a Buyer Material Adverse Effect, and no event shall have occurred or circumstance exist that, in combination with any other events or circumstances, could reasonably be expected to have a Buyer Material Adverse Effect.
(f) The Buyer shall have delivered a letter of credit in substitute for the FT-WD Letter of Credit or made other arrangements reasonably satisfactory to the Company to satisfy the obligations of the Company pursuant to the Commonwealth Lease from and after the Effective Time.

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ARTICLE X
TERMINATION
10.1 Termination.
(a) This Agreement may be terminated and the Merger abandoned at any time prior to the Closing:
(i) by mutual written consent of Buyer and the Company;
(ii) by Buyer or the Company if the Closing does not occur on or before May 10, 2011 (the “Termination Date”); provided that the right to terminate this Agreement under this clause (ii) shall not be available to any Party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;
(iii) by Buyer if the Company shall not have delivered the Requisite Stockholder Approval to Buyer within two (2) hours after the signing of this Agreement.
(iv) by Buyer if (A) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or the Company Disclosure Schedule or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Sections 9.2(a) or 9.2(b) would not be satisfied, and (B) such breach is not curable, or, if curable, is not cured within fifteen (15) Business Days after written notice of such breach is given to the Company by Buyer;
(v) by the Company if (A) there has been a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement or the Buyer Disclosure Schedule or if any representation or warranty of Buyer shall have become untrue and such that the conditions set forth in Sections 9.3(a) or 9.3(b) would not be satisfied, and (B) such breach is not curable, or, if curable, is not cured within fifteen (15) Business Days after written notice of such breach is given to Buyer by the Company; or
(vi) by Buyer or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order or other action is final and non-appealable.
(b) The Party desiring to terminate this Agreement pursuant to clause (ii), (iii), (iv), (v) or (vi) shall give written notice of such termination to the other Parties hereto.
10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Merger Subs, the Stockholders or the Company or their respective officers, directors, stockholders or Affiliates, except in the case of such Person’s fraud or willful misconduct; provided that the provisions of Sections 7.2(c) (Confidentiality), 7.2.(d) (Publicity) and Article XII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

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ARTICLE XI
INDEMNIFICATION
11.1 Survival.
(a) Except for the representations and warranties in Sections [**], all representations and warranties contained in this Agreement or in any Schedule, Exhibit or certificate delivered pursuant to this Agreement, and the rights and obligations of the Parties under this Article XI with respect to breaches of such representations and warranties, shall survive the Closing, for a period from the Closing Date until 11:59 pm New York time on the date that is the [**] anniversary of the Closing Date. The [**] shall survive for a period from the Closing Date until 11:59 pm New York time on the date that is the [**] anniversary of the Closing Date. The representations and warranties in Sections [**] shall survive without limitation. Notwithstanding the foregoing, any claims for indemnification with respect to any breaches of representations and warranties made on or before the applicable survival date shall survive the Closing until final resolution thereof. No claims for indemnification for breaches of representations and warranties shall be made under this Article XI after the expiration of the applicable period of survival (each such time period, a “Survival Period”).
(b) The covenants and agreements which by their terms do not contemplate performance after the Closing shall terminate as of the Closing. The covenants and agreements which by their terms contemplate performance after the Closing Date shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the Party entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the applicable statute of limitations.
11.2 Indemnification by the Stockholders.
(a) Subject to the limitations set forth herein, from and after the Closing, the Stockholders shall indemnify and defend the Buyer and the Surviving Corporation, and each of their respective Affiliates, stockholders, members, managers, officers, directors and employees (“Buyer Indemnitees”) against, and shall hold such Buyer Indemnitees harmless from, any loss, liability, claim, demand, settlement, judgment, award, fine, charge, action, suit, proceeding, assessed interest, penalty, damage, Tax or expense of any nature (collectively, “Losses”) resulting from, arising out of, or incurred by such Buyer Indemnitees in connection with, or otherwise with respect to:
(i) any breach of any representation and warranty of the Company or the Stockholders contained Article IV and Article V of this Agreement and in the Company Compliance Certificate;
(ii) any breach of any covenant or agreement of the Company or the Stockholders contained in this Agreement;
(iii) any fees, penalties or interest that arise from or as a result of (A) the Company’s failure to file any Tax Return, taking into account any extensions, due from the Balance Sheet Date to the Closing Date or (B) the Company’s failure to pay any Taxes reflected on such Tax Returns, except to the extent the payment of such Taxes is being contested in good faith with the appropriate taxing authority;

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(iv) all reasonable expenses incurred in liquidating the real estate investment in the Ruppshirt’s 401(k) plan and terminating the plan (including obtaining a favorable determination letter from the IRS on plan termination) and, to the extent required, obtaining relief from the IRS or Department of Labor to correct any adverse affect such investment had on the plan’s qualified status under Code Section 401(a) and defending any claims brought by participants or the Department of Labor relating to such investment;
(v) the amount of any Transaction Costs outstanding at the Closing and not set forth on the Transaction Costs Certificate;
(vi) the amount of any Material Indebtedness of the Company and its Subsidiaries outstanding at Closing and not set forth on the Material Indebtedness Certificate;
(vii) any Pre-Closing Taxes imposed on or incurred by the Company or any of its Subsidiaries that were not accrued for on the Balance Sheet;
(viii) any Third Party Claim commenced within [**] of the Closing Date without prior threat or other enforcement or similar action by Buyer, pursuant to which [**]; and
(ix) any Actions, demands or assessments incidental to any of the matters set forth in clauses (i) through (viii) above (including any proceeding commenced by a Buyer Indemnitee for the purpose of enforcing its rights under this Article XI).
(b) The Stockholders shall not be liable for any Loss or Losses to which any Buyer Indemnitee is entitled hereunder (i) under Section 11.2(a)(i), Section 11.2(a)(viii) or any Losses under Section 11.2(a)(ix) relating to Losses under Sections 11.2(a)(i) and 11.2(a)(viii) (except for claims under Section 11.2(a)(i) relating to breaches of the Excluded Representations), (1) unless the claim for such Loss or Losses is brought within the Survival Period, and (2) unless and until the aggregate amount of all Losses incurred by the Buyer Indemnitees exceeds $[**], after which time the Stockholders shall be liable to the Buyer Indemnitees for all Losses [**] and (ii) under Section 11.2(a)(iv) or any Losses under Section 11.2(ix) relating to Losses under Section 11.2(a)(iv) unless and until the aggregate amount of all such Losses incurred by the Buyer Indemnitees exceeds $[**], after which time the Stockholders shall be liable to the Buyer Indemnitees for all Losses [**]. For purposes of the Stockholders’ indemnification obligations under Section 11.2(a)(i), materiality qualifiers in the applicable representations and warranties (including, without limitation, the terms “material”, “in all material respects” and “Company Material Adverse Effect”) shall be disregarded.
(c) BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, (I) WITH RESPECT TO THE COMPANY AND ITS SUBSIDIARIES, THEIR RESPECTIVE ASSETS AND LIABILITIES, THE TRANSACTIONS CONTEMPLATED HEREBY OR (II) AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE COMPANY AND ITS SUBSIDIARIES FURNISHED OR MADE AVAILABLE TO BUYER AND ITS REPRESENTATIVES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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(d) Subject to the last two sentences of this Section 11.2(d), in no event shall the Stockholders be obligated to indemnify the Buyer Indemnitees (i) under Section 11.2(a)(i) or under Section 11.2(a)(ix) relating to Losses incurred under Section 11.2(a)(i) from any source other than the [**], in each case other than with respect to [**], (ii) under Section 11.2(a)(i) for a breach of [**] or under Section 11.2(a)(viii) or under Section 11.2(a)(ix) relating to Losses incurred under Section 11.2(a)(i) for a breach of [**] or under Section 11.2(a)(viii), in any amount, together with all amounts paid to Buyer Indemnitees from the Escrow Shares and the Escrow Funds, in excess of [**] and [**] on the Closing Date even if [**], and (iii) under Section 11.2(a)(i), solely with respect to [**], and under Section 11.2(a)(ii)-(vii) and under Section 11.2(a)(ix) with respect to Losses incurred [**] or under Section 11.2(a)(i) for a breach of [**], in any amount in excess of [**]. The Stockholders’ obligations to indemnify the Buyer Indemnitees pursuant to this Agreement shall be [**]to the extent of [**] and otherwise each Stockholder shall be [**]; provided, however, that notwithstanding anything else herein to the contrary, no Stockholder shall be obligated to indemnify the Buyer Indemnitees in excess of [**]. Nothing in this Section 11.2(d) shall limit any remedy the Buyer Indemnitees may have against any Person for [***]. Notwithstanding any provision of this Agreement to the contrary, in no event shall any Stockholder be obligated to indemnify the Buyer Indemnitees, or otherwise be liable, for any breach by any other Stockholder of any covenant set forth in [**].
(e) Notwithstanding any provision of Sections 11.1 or 11.2 to the contrary, the Stockholders shall not be obligated to indemnify the Buyer Indemnitees for (i) any Taxes to the extent [**] or (ii) to the extent [**].
(f) The Parties acknowledge and agree that, except in the case of [**], from and after the Closing, their sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement, the Company and its Subsidiaries and their respective assets and liabilities and the Merger shall be pursuant to the indemnification set forth in Articles VIII and XI.
(g) Notwithstanding any provision of this Agreement to the contrary, Paul Pressler shall not be considered a Stockholder for purposes of this Section 11.2 and shall have no obligation to any Buyer Indemnitee pursuant to this Section 11.2.
11.3 Indemnification by Buyer.
(a) From and after the Closing, Buyer shall indemnify the Stockholders and each of their respective Affiliates, stockholders, members, managers, officers, directors, trustees, beneficiaries and employees (the “Stockholder Indemnitees”) against, and shall hold such Stockholder Indemnitees harmless from, any Loss resulting from, arising out of, or incurred by such Stockholder Indemnitees in connection with, or otherwise with respect to:
(i) any breach of any representation and warranty of Buyer or Merger Subs contained in this Agreement or in the certificate delivered pursuant to Section 9.3(c);
(ii) any breach of any covenant or agreement of Buyer or Merger Subs contained in this Agreement; and
(iii) any Actions, demands or assessments incidental to any of the matters set forth in clauses (i) or (ii) above (including any proceeding commenced by a Stockholder Indemnitee for the purpose of enforcing its rights under this Article XI).
(b) Neither Buyer nor the Surviving Corporation shall be liable for any Loss or Losses under Section 11.3(a)(i), unless the claim for such Loss or Losses is brought within the Survival Period.

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11.4 Indemnification Procedure for Third Party Claims.
(a) In the event that any claim or demand, or other circumstance or state of facts which could give rise to any claim or demand, for which an Indemnitor may be liable to an Indemnitee hereunder is asserted or sought to be collected by a third party (“Third Party Claim”), the Indemnitee shall as soon as practicable notify the Indemnitor in writing of such Third Party Claim (“Notice of Claim”). The Notice of Claim shall (i) specify in reasonable detail the basis for such claim and (ii) to the extent known by the Indemnitee, set forth a reasonable estimate of the amount to which such Indemnitee claims to be entitled hereunder. The Indemnitee shall enclose with the Notice of Claim a copy of all papers served with respect to such Third Party Claim, if any, and any other documents evidencing such Third Party Claim. Notwithstanding the foregoing, no delay or deficiency on the part of an Indemnitee in so notifying the Indemnitor will limit any Indemnitee’s right to indemnification under this Article XI (except to the extent such failure materially prejudices the defense of such proceeding).
(b) The Indemnitor will have fifteen (15) days from the date on which the Indemnitor received the Notice of Claim to notify the Indemnitee that the Indemnitor desires to assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice and at its sole cost and expense (a “Third Party Defense”). If the Indemnitor assumes the Third Party Defense in accordance herewith, (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim but the Indemnitor shall control the investigation, defense and settlement thereof, (ii) the Indemnitee will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee, unless such settlement is solely for money damages for which indemnification in full is provided hereunder and is conditioned on a full and final release of the Indemnitee from all liability in respect to such Third Party Claim. The Parties will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The Parties will also cooperate in any such defense and give each other reasonable access to all information relevant thereto to the extent permitted by applicable Law or applicable contractual restrictions, subject to entering into appropriate confidentiality agreements.
(c) If the Indemnitor does not assume the Third Party Defense within fifteen (15) days of receipt of the Notice of Claim, the Indemnitee will be entitled to assume the Third Party Defense (and, if the Indemnitee incurs a Loss with respect to the matter in question for which the Indemnitee is entitled to indemnification pursuant to Section 11.2 or 11.3, as applicable, at the expense of the Indemnitor) upon delivery of notice to such effect to the Indemnitor; provided that the Indemnitor shall have the right to participate in the Third Party Defense at its sole cost and expense, but the Indemnitee shall control the investigation, defense and settlement thereof.
(d) Notwithstanding the foregoing, in no event may any Indemnitor assume, maintain control of, or participate in, the defense of any proceeding (i) involving Losses in excess of [**], (ii) involving criminal liability on the part of any Indemnitee, or (iii) in which any relief other than monetary damages is sought against an Indemnitee.

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11.5 Indemnification Procedures for Non-Third Party Claims. The Indemnitee will notify the Indemnitor in writing promptly of its discovery of any matter with respect to which it is entitled to indemnification pursuant to this Agreement that does not involve a Third Party Claim. The Notice of Claim shall (a) specify in reasonable detail the basis for such claim and (b) to the extent known by the Indemnitee, a reasonable estimate of the amount to which such Indemnitee claims to be entitled hereunder. In the event that the Indemnitor does not notify the Indemnitee that it disputes such claim within thirty (30) days from receipt of such Notice of Claim, the Indemnitor will have the right within five (5) Business Days to recover indemnification from the Escrow Shares and Escrow Funds as and to the extent provided herein and in the Escrow Agreement. If the Indemnitor disagrees in good faith with the basis for or amount of the Notice of Claim, the Indemnitor shall give written notice to the Indemnitee of such disagreement (which notice shall contain a reasonably detailed summary of the basis for such disagreement) and, in that case, the Indemnitee shall have the right within five (5) Business Days to recover indemnification for any undisputed amount as and to the extent provided herein and in the Escrow Agreement.
11.6 Consequential Damages. Neither the Company, any of its Subsidiaries, any Stockholder, nor any of their Affiliates shall, in any event, be liable or otherwise responsible to Buyer or any Affiliate of Buyer for any consequential, punitive or exemplary damages arising out of or relating to a breach of any tax representation or warranty set forth in [**] of this Agreement.
11.7 Characterization of Indemnification Payments. Except as otherwise required by applicable law, the Parties shall treat any indemnification payment made by the Stockholders hereunder as a downward cash adjustment to the Merger Consideration and any indemnification payment made by the Buyer hereunder as an upward adjustment to the Merger Consideration paid 60% in cash and 40% in Buyer Stock.
ARTICLE XII
MISCELLANEOUS
12.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
If to Buyer, to:
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406
Attn: General Counsel
Facsimile: 610-265-1730

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With a required copy to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attn: Richard B. Aldridge, Esq.
Facsimile: (215) 963-5001
If to the Stockholders’ Representative (or the Company prior to the Closing), to:
Insight Venture Partners, LLC
680 Fifth Ave
8th floor
New York, NY 10019
Attn: Blair Flicker, Vice President
Facsimile: (212)230-9200
With a required copy to:
Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, NY 10022
Attn: William F. Schwitter, Esq.
           Luke P. Iovine, III, Esq.
Facsimile: (212) 230-7834
With a required copy to:
Lowenstein Sandler PC
1251 Avenue of the Americas
18th Floor
New York, NY 10020
Attn: Edward M. Zimmerman, Esq.
           Anthony Pergola, Esq.
Facsimile: (212) 262-7402
With a required copy to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison, Suite 3900
Chicago, Illinois 60606
Attn: Peter J. Barack, Esq.
Facsimile: (312) 984-3150
or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice in accordance with this Section 12.1 to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

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12.2 Amendments and Waivers.
(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.
(b) No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
12.3 Expenses. Except as otherwise provided expressly herein, each of the Parties shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the Merger is consummated.
12.4 Successors and Assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of each of Buyer and the Company, and any assignment in contravention of this Agreement shall be null and void. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.
12.5 Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
12.6 Consent to Jurisdiction. Each of the Parties irrevocably submits to the exclusive jurisdiction of (a) Delaware, and (b) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any state court located in the City of Wilmington, Delaware. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 12.6. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the District of Delaware, or (b) any state court located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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12.7 Counterparts. This Agreement may be executed in counterparts, and any Party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when all Parties hereto shall have received a counterpart hereof signed by the other Parties hereto. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.
12.8 No Third Party Beneficiaries. Except as contemplated by Section 7.6(c), no provision of this Agreement is intended to confer upon any Person other than the Parties hereto and the Buyer Indemnified Parties and Stockholder Indemnified Parties any rights or remedies hereunder
12.9 Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Schedules, the Escrow Agreement and the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Merger and the other matters set forth herein. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, except for the Confidentiality Agreement which shall continue in full force and effect in accordance with its terms.
12.10 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
12.11 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.12 Specific Performance. Buyer and the Company each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Each Party expressly waives any requirement that any other Party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.
12.13 Stockholders’ Representative.
(a) As of the date of this Agreement, each Stockholder hereby irrevocably appoints Insight Venture Partners, LLC (the “Stockholders’ Representative”), to be its, his or her true and lawful attorney-in-fact and agent, each with full power of substitution or resubstitution, to act solely and exclusively on behalf of such Stockholder with respect to the transactions contemplated by this Agreement, including the Merger, and to act on behalf of such Stockholder in any litigation or arbitration involving this Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents (including the Escrow Agreement) as the Stockholders’ Representative shall deem necessary or appropriate in connection with the transactions contemplated hereby, including the power:
(i) to act for such Stockholder with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of such Stockholder;

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(ii) to act for such Stockholder with regard to matters pertaining to litigation;
(iii) to execute and deliver all documents in connection with the transactions contemplated hereby or amendments thereto that the Stockholders’ Representative deems necessary or appropriate;
(iv) to receive funds, make payments of funds, and give receipts for funds on behalf of any Stockholder;
(v) to receive funds for the payment of expenses of such Stockholder and apply such funds in payment for such expenses;
(vi) to do or refrain from doing any further act or deed on behalf of such Stockholder that the Stockholders’ Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as such Stockholder could do if personally present; and
(vii) to receive service of process in connection with any claims under this Agreement.
(b) The appointment of the Stockholders’ Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer, Merger Subs and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Stockholders’ Representative in all matters referred to herein. Any action taken by the Stockholders’ Representative must be in writing and must be signed by the Stockholders’ Representative. All notices required to be made or delivered by Buyer or Merger Subs to the Company (prior to the Effective Time) or the Stockholders described above shall be made to the Stockholders’ Representative for the benefit of such Stockholder and shall discharge in full all notice requirements of Buyer, any Buyer Indemnitee or Merger Subs, as applicable, to such Stockholder with respect thereto. By their appointment of the Stockholders’ Representative, the Stockholders hereby confirm all that the Stockholders’ Representative shall do or cause to be done by virtue of his appointment as the representatives of the Stockholders hereunder. The Stockholders’ Representative shall act for the Stockholders on all of the matters set forth in this Agreement in the manner the Stockholders’ Representative reasonably believes to be in the best interest of the Stockholders and consistent with the obligations of the Stockholders under this Agreement, but none of the Stockholders’ Representative, Buyer, Merger Subs, the Surviving Corporation or the Buyer Indemnified Parties shall be responsible to any Stockholder for any damages which the Stockholders may suffer by the performance of the Stockholders’ Representative’s duties under this Agreement, except that the Stockholders’ Representative shall be solely responsible for all damages arising from willful violation of applicable Law by it or gross negligence in the performance of his duties under this Agreement. The Stockholders’ Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Escrow Agreement, and no implied covenants, functions, responsibilities, duties or liabilities shall be read into this Agreement or shall otherwise exist against the Stockholders’ Representative. The Stockholders hereby agree (a) to reimburse the Stockholders’ Representative for all out-of-pocket costs and expenses incurred by the Stockholders’ Representative under this Agreement and the Escrow Agreement, including fees for any attorneys or other representative he may employ, and (b) to severally (without, for the avoidance of doubt, any right of contribution from any of the Surviving Corporation or the Buyer Indemnitees) indemnify and hold harmless and defend the Stockholders’ Representative, his agents and assigns against all liabilities, claims, actions, damages, losses and expenses (including legal and other professional fees and expenses, and litigation costs) of any kind (whether known or unknown, fixed or contingent) arising out of or in connection with (x) the Stockholders’ Representative’s omissions to act, or actions taken, resulting from, arising out of, or incurred in connection with, or otherwise with respect to this Agreement and the Escrow Agreement, or (y) actions taken with respect to this Agreement and the Escrow Agreement or reasonably believed to be in the scope of the Stockholders’ Representative’s authority, provided that he or his agent or assign has not acted with intentional misconduct or fraud in taking such action.

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(c) The Stockholders’ Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by the Company, any Stockholder, Buyer, Merger Subs, or any other evidence deemed by the Stockholders’ Representative to be reliable, and the Stockholders’ Representative shall be entitled to act on the advice of counsel selected by it.
(d) In the event that the Stockholders’ Representative dies, becomes legally incapacitated or resigns (by providing Buyer and the Escrow Agent a minimum of 60 day advance written notice) from its position as Stockholders’ Representative, a successor Stockholders’ Representative (who shall either be a Stockholder or another Person reasonably acceptable to Buyer) shall be appointed in writing by a majority in interest of the Stockholders, such appointment to become effective upon the delivery of executed counterparts of such writing to Buyer and the Escrow Agent, together with an acknowledgement signed by the successor Stockholders’ Representative named in such writing that he, she or it accepts the responsibility of successor Stockholders’ Representative and agrees to perform and be bound by all provisions of this Agreement and the Escrow Agreement applicable to the Stockholders’ Representative. Failing such appointment, the Escrow Agent or any Stockholder may apply to a court of competent jurisdiction for the appointment of a successor Stockholders’ Representative.
12.14 Interpretation.
(a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(b) The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise specified.

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(d) The words “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.
(e) A reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.
(f) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.
(g) The Parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BUYER:

GSI COMMERCE, INC.

By:	/s/ Michael R. Conn

	Name:	Michael R. Conn
	Title:	Executive Vice President and Chief Financial Officer

MERGER SUB:

GATOR ACQUISITION CORP.

By:	/s/ Michael R. Conn

	Name:	Michael R. Conn
	Title:	President, Treasurer and Secretary

MERGER SUB II:

GATOR ACQUISITION LLC

By:	GSI Commerce, Inc., its sole member

By:	/s/ Michael R. Conn

	Name:	Michael R. Conn
	Title:	Executive Vice President and Chief Financial Officer

THE COMPANY:

FANATICS, INC.

By:	/s/ Alan S. Trager

	Name:	Alan S. Trager
	Title:	Chief Executive Officer
Signature Page to Merger Agreement

STOCKHOLDERS:

ALAN S. TRAGER REVOCABLE TRUST u/a/d 1/2/08

By:	/s/ Alan S. Trager Name: Alan S. Trager
Its: Trustee

MITCHELL TRAGER REVOCABLE TRUST u/a/d 1/7/08

By:	/s/ Mitchell Trager Name: Mitchell Trager
Its: Trustee

BRENT L. TRAGER REVOCABLE TRUST u/a/d 7/1/08

By:	/s/ Brent L. Trager Name: Brent L. Trager
Its: Trustee

BRENT L. TRAGER REMAINDER TRUST u/a/d 5/1/07

By:	/s/ Mitchell Trager Name: Mitchell Trager
Its: Trustee and Investment Advisor

DAVID REMAINDER TRUST u/a/d 5/1/07

By:	/s/ Jason Trager Name: Jason Trager
Its: Co-Trustee

By:	/s/ David Trager Name: David Trager
Its: Co-Trustee

JASON REMAINDER TRUST u/a/d 5/1/07

By:	/s/ Jason Trager Name: Jason Trager
Its: Co-Trustee

By:	/s/ David Trager Name: David Trager
Its: Co-Trustee
Signature Page to Merger Agreement

BRANDON REMAINDER TRUST u/a/d 5/1/07

By:	/s/ Jason Trager Name: Jason Trager
Its: Co-Trustee

By:	/s/ David Trager Name: David Trager
Its: Co-Trustee

SHERI REMAINDER TRUST u/a/d 5/1/07

By:	/s/ Brent L. Trager Name: Brent L. Trager
Its: Co-Trustee and Investment Advisor

By:	/s/ Sheri Weiss Name: Sheri Weiss
Its: Co-Trustee

ERICA REMAINDER TRUST u/a/d 5/1/07

By:	/s/ Brent L. Trager Name: Brent L. Trager
Its: Co-Trustee and Investment Advisor

By:	/s/ Erica Leibo Name: Erica Leibo
Its: Co-Trustee

PAUL PRESSLER

/s/ Paul Pressler

Signature Page to Merger Agreement

INSIGHT VENTURE PARTNERS V, L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ Blair M. Flicker

	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ Blair M. Flicker

	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ Blair M. Flicker

	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS VI, L.P.

By:	Insight Venture Associates VI, L.P., its general partner

By:	/s/ Blair M. Flicker

	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact
Signature Page to Merger Agreement

INSIGHT VENTURE PARTNERS (CAYMAN) VI, L.P.

By:	Insight Venture Associates VI, L.P., its general partner

By:	/s/ Blair M. Flicker

	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact

INSIGHT VENTURE PARTNERS VI (CO-INVESTORS), L.P.

By:	Insight Venture Associates VI, L.P., its general partner

By:	/s/ Blair M. Flicker

	Name:	Blair M. Flicker
	Title:	Attorney-in-Fact

NON-COMPETE PARTIES:

/s/ Alan Trager

Name: Alan Trager

/s/ Brent Trager

Name: Brent Trager

/s/ Mitchell Trager

Name: Mitchell Trager
Signature Page to Merger Agreement

STOCKHOLDERS’ REPRESENTATIVE:

INSIGHT VENTURE PARTNERS, LLC

As the Stockholders’ Representative

By:	/s/ Blair Flicker

	Name:	Blair Flicker
	Title:	Vice President
Signature Page to Merger Agreement

Annex I
Stockholders
Alan S. Trager Revocable Trust u/a/d 1/2/08
Mitchell Trager Revocable Trust u/a/d 1/7/08
Brent L. Trager Revocable Trust u/a/d 7/1/08
Brent L. Trager Remainder Trust u/a/d 5/1/07
David Remainder Trust u/a/d 5/1/07
Jason Remainder Trust u/a/d 5/1/07
Brandon Remainder Trust u/a/d 5/1/07
Sheri Remainder Trust u/a/d 5/1/07
Erica Remainder Trust u/a/d 5/1/07
Paul Pressler
Insight Venture Partners V, L.P.
Insight Venture Partners VI, L.P.
Insight Venture Partners (Cayman) V, L.P.
Insight Venture Partners V (Employee Co-Investors), L.P.
Insight Venture Partners (Cayman) VI, L.P.
Insight Venture Partners VI (Co-Investors), L.P.

Annex II
Non-Compete Parties
Alan Trager
Brent Trager
Mitchell Trager